                              PUBLIC HEALTH SERVICE

                       PATENT LICENSE AGREEMENT--EXCLUSIVE

                                   COVER PAGE

For PHS internal use only:

         Patent License Number:

         L-180-97/0
         ----------

         Serial Number(s) of Licensed Patent(s) and/or Patent Application(s):

         USSN 08/367,841 08/520,373; 07/894,215 and U.S. Patent 5,840,686
         ----------------------------------------------------------------

         Licensee:

         Gen Vec, Inc.
         -------------

         Cooperative Research and Development Agreement (CRADA) Number (if applicable):

         None
         ----

         Additional Remarks:

         Subject to L-221-94/2 Interinstitutional Agreement with the University of Southern
         -----------------------------------------------------------------------
         California
         ----------

         Public Benefit(s):

         Licensee has agreed to set up an indigent access program or include
         -------------------------------------------------------------------
         Licensed Products in an existing indigent access program
         --------------------------------------------------------

This Patent License Agreement, hereinafter referred to as the AGREEMENT consists of this Cover Page, an attached AGREEMENT, a Signature Page, Appendix A (List of Patent(s) and/or Patent Application(s)), Appendix B (Fields of Use and Territory), Appendix C (Royalties), Appendix D (Modifications), Appendix E (Benchmarks), and Appendix F (Commercial Development Plan). The Parties to this AGREEMENT are:

         1) The National Institutes of Health ("NIH"), the Centers for Disease Control and Prevention ("CDC"), or the Food and Drug Administration ("FDA"), hereinafter singly or collectively referred to as PHS, agencies of the United States Public Health Service within the Department of Health and Human Services (DHHS); and

         2) The person, corporation, or institution identified above and/or on the Signature Page, having offices at the address indicated on the Signature Page, and its AFFILIATES as defined herein in Paragraph 2.15, hereinafter referred to as LICENSEE.

PHS Patent License Agreement-Exclusive CONFIDENTIAL L-180-97/0
Model 980611 Page 1 of 38 Final GenVec, Inc. January 7, 2000

                     PHS PATENT LICENSE AGREEMENT-EXCLUSIVE

PHS and LICENSEE agree as follows:

1        BACKGROUND
         ----------

         1.01 In the course of conducting biomedical and behavioral research, PHS investigators made inventions that may have commercial applicability.

         1.02 By assignment of rights from PHS employees and other inventors, DHHS, on behalf of the United States Government, owns intellectual property rights claimed in any United States and/or foreign patent applications or patents corresponding to the assigned inventions. DHHS also owns any tangible embodiments of these inventions actually reduced to practice by PHS.

         1.03 The Secretary of DHHS has delegated to PHS the authority to enter into this Agreement for the licensing of rights to these inventions.

         1.04 PHS desires to transfer these inventions to the private sector through commercialization licenses to facilitate the commercial development of products and processes for public use and benefit.

         1.05 LICENSEE desires to acquire commercialization rights to certain of these inventions in order to develop processes, methods, and/or marketable products for public use and benefit.

2.       DEFINITIONS
         -----------

         2.01 "BENCHMARKS" mean the performance milestones that are set forth in Appendix E.

         2.02 "COMMERCIAL DEVELOPMENT PLAN" means the written commercialization plan attached as Appendix F.

         2.03 "FIRST COMMERCIAL SALE" means the initial transfer by or on behalf of LICENSEE or its sublicensees of LICENSED PRODUCTS or the initial practice of a LICENSED PROCESS by or on behalf of Licensee or its sublicensees in exchange for cash or some equivalent to which value can be assigned for the purpose of determining NET SALES.

         2.04 "GOVERNMENT" means the Government of the United States of America.

         2.05 "LICENSED FIELDS OF USE" means the fields of use identified in Appendix B.

         2.06     "LICENSED PATENT RIGHTS" shall mean:

                  a) Patent applications (including provisional patent applications and PCT patent applications) and/or patents listed in Appendix A, all divisions and continuations of these applications, all patents issuing from such applications, divisions, and continuations, and any reissues, reexaminations, and extensions of all such patents;

PHS Patent License Agreement-Exclusive CONFIDENTIAL L-180-97/0
Model 980611 Page 2 of 38 Final GenVec, Inc. January 7, 2000

                  b) to the extent that the following contain one or more claims directed to the invention or inventions disclosed in a) above: i) continuations-in-part of a) above; ii) all divisions and continuations of these continuations-in-part; iii) all patents issuing from such continuations-in-part, divisions, and continuations; iv) priority patent application(s) of
                           a) above; and v) any reissues, reexaminations, AND EXTENSIONS OF ALL SUCH PATENTS,

                  c) to the extent that the following contain one or more claims directed to the invention or inventions disclosed in a) above: all counterpart foreign and U.S. patent applications and patents to a) and b) above, including those listed in Appendix A.

                  LICENSED PATENT RIGHTS shall not include b) or c) above to the extent that they contain one or more claims directed to new matter which is not the subject matter disclosed in a) above.

         2.07 "LICENSED PROCESS(ES)" means processes which, in the course of being practiced would, in the absence of this AGREEMENT, infringe one or more claims of the Licensed Patent Rights that have not been held invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

         2.08 "LICENSED PRODUCT(S)" means tangible materials which, in the course of manufacture, use, offer to sell, sale, or importation would, in the absence of this AGREEMENT, infringe one or more claims of the LICENSED PATENT RIGHTS that have not been held invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

         2.09 "LICENSED TERRITORY" means the geographical area identified in Appendix B.

         2.10 "NET SALES" means the total gross receipts for sales of LICENSED PRODUCTS or practice of LICENSED PROCESSES by or on behalf of LICENSEE or its sublicensees, and from leasing, renting, or otherwise making LICENSED PRODUCTS available to others without sale or other dispositions, whether invoiced or not, less returns and allowances, packing costs, insurance costs, freight out, taxes or excise duties imposed on the transaction (if separately invoiced), and wholesaler and cash discounts in amounts customary in the trade to the extent actually granted. No deductions shall be made for commissions paid to individuals, whether they be with independent sales agencies or regularly employed by LICENSEE, or sublicensees, and on its payroll, or for the cost of collections.

         2.11 "PRACTICAL APPLICATION" means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the case of a machine or system; and in each case, under such conditions as to establish that the invention is being utilized and that its benefits are to the extent permitted by law or GOVERNMENT regulations available to the public on reasonable terms.

         2.12 "RESEARCH LICENSE" means a nontransferable, nonexclusive license to make and to use the LICENSED PRODUCTS or LICENSED PROCESSES as defined by the LICENSED PATENT RIGHTS for purposes of research and not for purposes of commercial manufacture or distribution or in lieu of purchase.

PHS Patent License Agreement-Exclusive CONFIDENTIAL L-180-97/0
Model 980611 Page 3 of 38 Final GenVec, Inc. January 7, 2000

3.       GRANT OF RIGHTS
         ---------------

         3.01 PHS hereby grants and LICENSEE accepts, subject to the terms and conditions of this Agreement, an exclusive license under the LICENSED PATENT RIGHTS in the LICENSED TERRITORY to make and have made, to use and have used, to sell and have sold, to offer to sell, and to import any LICENSED PRODUCTS in the LICENSED FIELDS OF USE and to practice and have practiced any LICENSED PROCESSES in the LICENSED FIELDS OF USE.

         3.02 This AGREEMENT confers no license or rights by implication, estoppel, or otherwise under any patent applications or patents of PHS other than LICENSED PATENT RIGHTS regardless of whether such patents are dominant or subordinate to LICENSED PATENT RIGHTS.

4.       SUBLICENSING
         ------------

         4.01 Upon written approval by PHS, which approval will not be unreasonably withheld, LICENSEE may enter into sublicensing agreements under the LICENSED PATENT RIGHTS.

         4.02 LICENSEE agrees that any sublicenses granted by it shall provide that the obligations to PHS of Paragraphs 5.01-5.04, 8.01, 10.01, 10.02, 12.05, and 13.07-13.09 of this AGREEMENT shall be binding upon the sublicensee as if it were a party to this AGREEMENT. LICENSEE further agrees to attach copies of these Paragraphs to all sublicense agreements.

         4.03 Any sublicenses granted by LICENSEE shall provide for the termination of the sublicense, or the conversion to a license directly between such sublicensees and PHS, at the option of the sublicensee, upon termination of this AGREEMENT under
                  Article 13. Such conversion is subject to PHS approval and contingent upon acceptance by the sublicensee of the remaining provisions of this AGREEMENT.

         4.04 LICENSEE agrees to forward to PHS a copy of each fully executed sublicense agreement postmarked within thirty (30) days of the execution of such agreement. To the extent permitted by law, PHS agrees to maintain each such sublicense agreement in confidence.

5.       STATUTORY AND PHS REQUIREMENTS AND RESERVED GOVERNMENT RIGHTS
         -------------------------------------------------------------

         5.01 (a) PHS reserves on behalf of the Government an irrevocable, nonexclusive, nontransferable, royalty-free license for the practice of all inventions licensed under the LICENSED PATENT RIGHTS throughout the world by or on behalf of the Government and on behalf of any foreign government or international organization pursuant to any existing or future treaty or agreement to which the Government is a signatory. Prior to the FIRST COMMERCIAL SALE, LICENSEE agrees to provide PHS reasonable quantities of LICENSED PRODUCTS or materials made through the LICENSED PROCESSES for PHS research use.

PHS Patent License Agreement-Exclusive CONFIDENTIAL L-180-97/0
Model 980611 Page 4 of 38 Final GenVec, Inc. January 7, 2000

                  (b) In the event that Licensed Patent Rights are Subject Inventions made under a Cooperative Research and Development Agreement (CRADA), LICENSEE grants to the Government, pursuant to 15 U.S.C. 3710a(b)(1)(A), a nonexclusive, nontransferable, irrevocable, paid-up license to practice LICENSED PATENT RIGHTS OR HAVE LICENSED PATENT RIGHTS practiced throughout the world by or on behalf of the Government. In the exercise of such license, the Government shall not publicly disclose trade secrets or commercial or financial information that is privileged or confidential within the meaning of 5 U.S.C. 552(b)(4) or which would be considered as such if it had been obtained from a non-Federal party. Prior to the FIRST COMMERCIAL SALE, LICENSEE agrees to provide PHS reasonable quantities of LICENSED PRODUCTS or materials made through the LICENSED PROCESSES for PHS research use.

         5.02 LICENSEE agrees that products used or sold in the United States embodying LICENSED PRODUCTS or produced through use of LICENSED PROCESSES shall be manufactured substantially in the United States, unless a written waiver is obtained in advance from PHS.

         5.03 LICENSEE acknowledges that PHS may enter into future Cooperative Research and Development Agreements (CRADAs) under the Federal Technology Transfer Act of 1986 that relate to the subject matter of this AGREEMENT. LICENSEE agrees not to unreasonably deny requests for a RESEARCH LICENSE from such future collaborators with PHS when acquiring such rights is necessary in order to make a Cooperative Research and Development Agreement (CRADA) project feasible. LICENSEE may request an opportunity to join as a party to the proposed Cooperative Research and Development Agreement (CRADA).

         5.04     (a)      In addition to the reserved license of Paragraph
                           5.01 above, PHS reserves the right to grant nonexclusive Research Licenses directly or to require
                           LICENSEE to grant nonexclusive Research Licenses on reasonable terms. The purpose of this Research
                           License is to encourage basic research, whether conducted at an academic or corporate facility. In order to safeguard the LICENSED PATENT RIGHTS, however, PHS shall consult with LICENSEE before granting to commercial entities a Research License or providing to them research samples of materials made through the LICENSED PROCESSES.

PHS Patent License Agreement--Exclusive CONFIDENTIAL L-180-97/0
Model 980611 Page 5 of 38 Final GenVec, Inc. January 7, 2000

                  (b) In exceptional circumstances, and in the event that LICENSED PATENT RIGHTS are Subject Inventions made under a Cooperative Research and Development Agreement (CRADA), the Government, pursuant to 15 U.S.C. 3710a(b)(1)(B), retains the right to require the LICENSEE to grant to a responsible applicant a nonexclusive, partially exclusive, or exclusive sublicense to use LICENSED PATENT RIGHTS IN LICENSEE'S field of use on terms that are reasonable under the circumstances; or if Licensee fails to grant such a license, the Government retains the right to grant the license itself. The exercise of such rights by the Government shall only be in exceptional circumstances and only if the Government determines (i) the action is necessary to meet health or safety needs that are not reasonably satisfied by LICENSEE; (ii) the action is necessary to meet requirements for public use specified by Federal regulations, and such requirements are not reasonably satisfied by the Licensee; or (iii) the Licensee has failed to comply with an agreement containing provisions described in 15 U.S.C. 3710a(c)(4)(B). The determination made by the Government under this
                           Article is subject to administrative appeal and judicial review under 35 U.S.C. 203(2).

6.       ROYALTIES AND REIMBURSEMENT
         ---------------------------

         6.01 LICENSEE agrees to pay to PHS a noncreditable, nonrefundable license issue royalty as set forth in Appendix C within thirty
                  (30) days from the date that this AGREEMENT becomes effective.

         6.02 LICENSEE agrees to pay to PHS a nonrefundable minimum annual royalty as set forth in Appendix C. The minimum annual royalty is due and payable on January 1 of each calendar year and may be credited against any earned royalties due for sales made in that year. The minimum annual royalty due for the first calendar year of this AGREEMENT may be prorated according to the fraction of the calendar year remaining between the effective date of this AGREEMENT and the next subsequent January 1.

         6.03 LICENSEE agrees to pay PHS earned royalties as set forth in Appendix C.

         6.04 LICENSEE agrees to pay PHS benchmark royalties as set forth in Appendix C.

         6.05 LICENSEE agrees to pay PHS sublicensing royalties as set forth in Appendix C.

         6.06 A patent or patent application licensed under this AGREEMENT shall cease to fall within the LICENSED PATENT RIGHTS for the purpose of computing earned royalty payments in any given country on the earliest of the dates that a) the application has been abandoned and not continued, b) the patent expires or irrevocably lapses, or c) the claim has been held to be invalid or unenforceable by an unappealed or unappealable decision of a court of competent jurisdiction or administrative agency.

         6.07 No multiple royalties shall be payable because any LICENSED PRODUCTS OR LICENSED PROCESSES are covered by more than one of the LICENSED PATENT RIGHTS.

         6.08 On sales of LICENSED PRODUCTS by LICENSEE to sublicensees or on sales made in other than an arm's-length transaction, the value of the NET SALES attributed under this Article 6 to such a transaction shall be that which would have been received in an arm's-length transaction, based on sales of like quantity and quality products on or about the time of such transaction.

PHS Patent License Agreement-Exclusive CONFIDENTIAL L-180-97/0
Model 980611 Page 6 of 38 Final GenVec, Inc. January 7, 2000

         6.09 With regard to expenses associated with the preparation, filing, prosecution, and maintenance of all patent applications and patents included within the LICENSED PATENT RIGHTS incurred by PHS prior to the effective date of this AGREEMENT, LICENSEE shall pay to PHS, as an additional royalty, within sixty (60) days of PHS's submission of a statement and request for payment to LICENSEE, an amount equivalent to such patent expenses previously incurred by PHS.

         6.10 With regard to expenses associated with the preparation, filing, prosecution, and maintenance of all patent applications and patents included within the LICENSED PATENT RIGHTS incurred by PHS on or after the effective date of this AGREEMENT, PHS, at its sole option, may require LICENSEE:

                  (a) to pay PHS on an annual basis, within sixty (60) days of PHS's submission of a statement and request for payment, a royalty amount equivalent to all such patent expenses incurred during the previous calendar year(s); or

                  (b) to pay such expenses directly to the law firm employed by PHS to handle such functions. However, in such event, PHS and not LICENSEE shall be the client of such law firm.

                  In limited circumstances, LICENSEE may be given the right to assume responsibility for the preparation, filing, prosecution, or maintenance of any patent application or patent included with the LICENSED PATENT RIGHTS. In that event, LICENSEE shall directly pay the attorneys or agents engaged to prepare, file, prosecute, or maintain such patent applications or patents and shall provide to PHS copies of each invoice associated with such services as well as documentation that such invoices have been paid.

         6.11 LICENSEE may elect to surrender its rights in any country of the LICENSED TERRITORY under any LICENSED PATENT RIGHTS upon ninety (90) days written notice to PHS and owe no payment obligation under Article 6.10 for patent-related expenses incurred in that country after ninety (90) days of the effective date of such written notice.

7.       PATENT FILING, PROSECUTION, AND MAINTENANCE
         -------------------------------------------

         7.01 Except as otherwise provided in this Article 7, PHS agrees to take responsibility for, but to consult with, the LICENSEE in the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the LICENSED PATENT RIGHTS and shall furnish copies of relevant patent-related documents to LICENSEE.

         7.02 Upon PHS's written request, LICENSEE shall assume the responsibility for the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the LICENSED PATENT RIGHTS and shall on an ongoing basis promptly furnish copies of all patent-related documents to PHS. In such event, LICENSEE shall, subject to the prior approval of PHS, select registered patent attorneys or patent agents to provide such services on behalf of Licensee and PHS. PHS shall provide appropriate powers of attorney and other documents necessary to undertake such actions to the patent attorneys or patent agents providing such services. LICENSEE and its attorneys or agents shall consult with PHS in all aspects of the preparation, filing, prosecution and maintenance of patent applications and patents included within the LICENSED PATENT RIGHTS and shall provide PHS sufficient opportunity to comment on any document that LICENSEE intends to file or to cause to be filed with the relevant intellectual property or patent office.

PHS Patent License Agreement-Exclusive CONFIDENTIAL L-180-97/0
Model 980611 Page 7 of 38 Final GenVec, Inc. January 7, 2000

         7.03 At any time, PHS may provide LICENSEE with written notice that PHS wishes to assume control of the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the LICENSED PATENT RIGHTS. If PHS elects to assume such responsibilities, LICENSEE agrees to cooperate fully with PHS, its attorneys, and agents in the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the LICENSED PATENT RIGHTS and to provide PHS with complete copies of any and all documents or other materials that PHS deems necessary to undertake such responsibilities. LICENSEE shall be responsible for all costs associated with transferring patent prosecution responsibilities to an attorney or agent of PHS's choice.

         7.04 Each party shall promptly inform the other as to all matters that come to its attention that may affect the preparation, filing, prosecution, or maintenance of the LICENSED PATENT RIGHTS and permit each other to provide comments and suggestions with respect to the preparation, filing, prosecution, and maintenance of LICENSED PATENT RIGHTS, which comments and suggestions shall be considered by the other party.

8.       RECORD KEEPING
         --------------

         8.01 LICENSEE agrees to keep accurate and correct records of LICENSED PRODUCTS made, used, sold, or imported and LICENSED PROCESSES practiced under this AGREEMENT appropriate to determine the amount of royalties due PHS. Such records shall be retained for at least five (5) years following a given reporting period and shall be available during normal business hours for inspection at the expense of PHS by an accountant or other designated auditor selected by PHS for the sole purpose of verifying reports and payments hereunder. The accountant or auditor shall only disclose to PHS information relating to the accuracy of reports and payments made under this AGREEMENT. If an inspection shows an underreporting or underpayment in excess of five percent (5%) for any twelve (12) month period, then LICENSEE shall reimburse PHS for the cost of the inspection at the time LICENSEE pays the unreported royalties, including any late charges as required by Paragraph 9.08 of this AGREEMENT. All payments required under this Paragraph shall be due within thirty (30) days of the date PHS provides LICENSEE notice of the payment due.

         8.02 LICENSEE agrees to have an audit of sales and royalties conducted by an independent auditor at least every two (2) years if annual sales of the LICENSED PRODUCT or LICENSED PROCESSES are over two (2) million dollars. The audit shall address, at a minimum, the amount of gross sales by or on behalf of LICENSEE during the audit period, terms of the license as to percentage or fixed royalty to be remitted to the GOVERNMENT, the amount of royalty funds owed to the GOVERNMENT under this AGREEMENT, and whether the royalty amount owed has been paid to the GOVERNMENT and is reflected in the records of the LICENSEE. The audit shall also indicate the PHS license number, product, and the time period being audited. A report certified by the auditor shall be submitted promptly by the auditor directly to PHS on completion. LICENSEE shall pay for the entire cost of the audit.

9.       REPORTS ON PROGRESS, BENCHMARKS, SALES, AND PAYMENTS
         ----------------------------------------------------

         9.01 Prior to signing this AGREEMENT, LICENSEE has provided to PHS the COMMERCIAL DEVELOPMENT PLAN at Appendix F, under which LICENSEE intends to bring the subject matter of the LICENSED PATENT RIGHTS to the point of PRACTICAL APPLICATION. This COMMERCIAL DEVELOPMENT PLAN is hereby incorporated by reference into this AGREEMENT. Based on this plan, performance BENCHMARKS are determined as specified in Appendix E.

PHS Patent License Agreement-Exclusive CONFIDENTIAL L-180-97/0
Model 980611 Page 8 of 38 Final GenVec, Inc. January 7, 2000

         9.02 LICENSEE shall provide written annual reports on its product development progress or efforts to commercialize under the COMMERCIAL DEVELOPMENT PLAN for each of the LICENSED FIELDS OF USE within sixty (60) days after December 31 of each calendar year. These progress reports shall include, but not be limited to: progress on research and development, status of applications for regulatory approvals, manufacturing, sublicensing, marketing, importing, and sales during the preceding calendar year, as well as plans for the present calendar year. PHS also encourages these reports to include information on any of LICENSEE's public service activities that relate to the LICENSED PATENT RIGHTS. If reported progress differs from that projected in the COMMERCIAL DEVELOPMENT PLAN and BENCHMARKS, LINCENSEE shall explain the reasons for such differences. In any such annual report, LICENSEE may propose amendments to the COMMERCIAL DEVELOPMENT PLAN, acceptance of which by PHS may not be denied unreasonably. LICENSEE agrees to provide any additional information reasonably required by PHS to evaluate Licensee's performance under this AGREEMENT. LICENSEE may amend the BENCHMARKS at any time upon written consent by PHS. PHS shall not unreasonably withhold approval of any request of LICENSEE to extend the time periods of this schedule if such request is supported by a reasonable showing by LICENSEE of diligence in its performance under the COMMERCIAL DEVELOPMENT PLAN and toward bringing the LICENSED PRODUCTS to the point of PRACTICAL APPLICATION as defined in 37 CFR 404.3(d). LICENSEE shall amend the COMMERCIAL DEVELOPMENT PLAN and BENCHMARKS at the request of PHS to address any LICENSED FIELDS OF USE not specifically addressed in the plan originally submitted.

         9.03 LICENSEE shall report to PHS the dates for achieving BENCHMARKS specified in Appendix E and the FIRST COMMERCIAL SALE in each country in the LICENSED TERRITORY within thirty
                  (30) days of such occurrences.

         9.04 LICENSEE shall submit to PHS within sixty (60) days after each calendar half-year ending June 30 and December 31 a royalty report setting forth for the preceding half-year period the amount of the LICENSED PRODUCTS sold or LICENSED PROCESSES practiced by or on behalf of LICENSEE in each country within the LICENSED TERRITORY, the NET SALES, and the amount of royalty accordingly due. With each such royalty report, LICENSEE shall submit payment of the earned royalties due. If no earned royalties are due to PHS for any reporting period, the written report shall so state. The royalty report shall be certified as correct by an authorized officer of LICENSEE and shall include a detailed listing of all deductions made under Paragraph 2.10 to determine Net Sales made under Article 6 to determine royalties due.

         9.05 LICENSEE agrees to forward semi-annually to PHS a copy of such reports received by LICENSEE from its sublicensees during the preceding half-year period as shall be pertinent to a royalty accounting to PHS by LICENSEE for activities under the sublicense.

         9.06 Royalties due under Article 6 shall be paid in U.S. dollars. For conversion of foreign currency to U.S. dollars, the conversion rate shall be the New York foreign exchange rate quoted in THE WALL STREET JOURNAL on the day that the payment is due. All checks and bank drafts shall be drawn on United States banks and shall be payable, as appropriate, to "NIH/Patent Licensing." All such payments shall be sent to the following address: NIH, P.O. Box 360120, Pittsburgh, PA 152516120. Any loss of exchange, value, taxes, or other expenses incurred in the transfer or conversion to U.S. dollars shall be paid entirely by LICENSEE. The royalty report required by Paragraph 9.04 of this Agreement shall accompany each such payment, and a copy of such report shall also be mailed to PHS at its address for notices indicated on the Signature Page of this AGREEMENT.

         9.07 LICENSEE shall be solely responsible for determining if any tax on royalty income is owed outside the United States and shall pay any such tax and be responsible for all filings with appropriate agencies of foreign governments.

PHS Patent License Agreement-Exclusive CONFIDENTIAL L-180-97/0
Model 980611 Page 9 of 38 Final GenVec, Inc. January 7, 2000

         9.08 Interest and penalties may be assessed by PHS on any overdue payments in accordance with the Federal Debt Collection Act. The payment of such late charges shall not prevent PHS from exercising any other rights it may have as a consequence of the lateness of any payment.

         9.09 All plans and reports required by this Article 9 and marked "confidential" by LICENSEE shall, to the extent permitted by law, be treated by PHS as commercial and financial information obtained from a person and as privileged and confidential, and any proposed disclosure of such records by the PHS under the Freedom of Information Act (FOIA), 5 U.S.C. section 552 shall be subject to the predisclosure notification requirements of 45 CFR section 5.65(d).

10.      PERFORMANCE
         -----------

         10.01 LICENSEE shall use its reasonable best efforts to bring the LICENSED PRODUCTS and LICENSED PROCESSES to PRACTICAL APPLICATION. "Reasonable best efforts" for the purposes of this provision shall include adherence to the COMMERCIAL DEVELOPMENT PLAN at Appendix F and performance of the BENCHMARKS at Appendix E. The efforts of a sublicensee shall be considered the efforts of LICENSEE.

         10.02 Upon the FIRST COMMERCIAL SALE, until the expiration of this AGREEMENT, LICENSEE shall use its reasonable best efforts to make LICENSED PRODUCTS and LICENSED PROCESSES reasonably accessible to the United States public.

11.      INFRINGEMENT AND PATENT ENFORCEMENT
         -----------------------------------

         11.01 PHS and LICENSEE agree to notify each other promptly of each infringement or possible infringement of the LICENSED PATENT RIGHTS, as well as any facts which may affect the validity, scope, or enforceability of the LICENSED PATENT RIGHTS of which either Party becomes aware.

         11.02 Pursuant to this AGREEMENT and the provisions of Chapter 29 of title 35, United States Code, LICENSEE may: a) bring suit in its own name, at its own expense, and on its own behalf for infringement of presumably valid claims in the LICENSED PATENT RIGHTS; b) in any such suit, enjoin infringement and collect for its use, damages, profits, and awards of whatever nature recoverable for such infringement; and (c) settle any claim or suit for infringement of the Licensed Patent Rights provided, however, that PHS and appropriate GOVERNMENT authorities shall have the first right to take such actions. If LICENSEE desires to initiate a suit for patent infringement, LICENSEE shall notify PHS in writing. If PHS does not notify LICENSEE of its intent to pursue legal action within ninety (90) days, LICENSEE will be free to initiate suit. PHS shall have a continuing right to intervene in such suit. LICENSEE shall take no action to compel the GOVERNMENT either to initiate or to join in any such suit for patent infringement. LICENSEE may request the GOVERNMENT to initiate or join in any such suit if necessary to avoid dismissal of the suit. Should the GOVERNMENT be made a party to any such suit, LICENSEE shall reimburse the GOVERNMENT for any costs, expenses, or fees which the GOVERNMENT incurs as a result of such motion or other action, including any and all costs incurred by the GOVERNMENT in opposing any such motion or other action. In all cases, LICENSEE agrees to keep PHS reasonably apprised of the status and progress of any litigation. Before LICENSEE commences an infringement action, LICENSEE shall notify PHS and give careful consideration to the views of PHS and to any potential effects of the litigation on the public health in deciding whether to bring suit.

PHS Patent License Agreement-Exclusive CONFIDENTIAL L-180-97/0
Model 980611 Page 10 of 38 Final GenVec, Inc. January 7, 2000

         11.03 In the event that a declaratory judgment action alleging invalidity or non-infringement of any of the LICENSED PATENT RIGHTS shall be brought against LICENSEE or raised by way of counterclaim or affirmative defense in an infringement suit brought by LICENSEE under Paragraph 11.02, pursuant to this AGREEMENT and the provisions of Chapter 29 of Title 35, United States Code or other statutes, LICENSEE may: a) defend the suit in its own name, at its own expense, and on its own behalf for presumably valid claims in the LICENSED PATENT RIGHTS; b) in any such suit, ultimately to enjoin infringement and to collect for its use, damages, profits, and awards of whatever nature recoverable for such infringement; and c) settle any claim or suit for declaratory judgment involving the LICENSED PATENT RIGHTS-provided, however, that PHS and appropriate GOVERNMENT authorities shall have the first right to take such actions and shall have a continuing right to intervene in such suit. If PHS does not notify LICENSEE of its intent to respond to the legal action within a reasonable time, LICENSEE will be free to do so. LICENSEE shall take no action to compel the GOVERNMENT either to initiate or to join in any such declaratory judgment action. LICENSEE may request the GOVERNMENT to initiate or to join any such suit if necessary to avoid dismissal of the suit. Should the GOVERNMENT be made a party to any such suit by motion or any other action of LICENSEE, LICENSEE shall reimburse the GOVERNMENT for any costs, expenses, or fees which the GOVERNMENT incurs as a result of such motion or other action. If LICENSEE elects not to defend against such declaratory judgment action, PHS, at its option, may do so at its own expense. In all cases, LICENSEE agrees to keep PHS reasonably apprised of the status and progress of any litigation. Before LICENSEE commences an infringement action, LICENSEE shall notify PHS and give careful consideration to the views of PHS and to any potential effects of the litigation on the public health in deciding whether to bring suit.

         11.04 In any action under Paragraphs 11.02 or 11.03, the expenses including costs, fees, attorney fees, and disbursements, shall be paid by LICENSEE. The value of any recovery made by LICENSEE through court judgment or settlement shall be treated as NET SALES and subject to earned royalties.

         11.05 PHS shall cooperate fully with LICENSEE in connection with any action under Paragraphs 11.02 or 11.03. PHS agrees promptly to provide access to all necessary documents and to render reasonable assistance in response to a request by LICENSEE.

12.      NEGATION OF WARRANTIES AND INDEMNIFICATION
         ------------------------------------------

         12.01 PHS offers no warranties other than those specified in Article 1.

         12.02 PHS does not warrant the validity of the LICENSED PATENT RIGHTS and makes no representations whatsoever with regard to the scope of the LICENSED PATENT RIGHTS, or that the LICENSED PATENT RIGHTS may be exploited without infringing other patents or other intellectual property rights of third parties.

         12.03 PHS MAKES NO WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANT ABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SUBJECT MATTER DEFINED BY THE CLAIMS OF THE LICENSED PATENT RIGHTS OR TANGIBLE MATERIALS RELATED THERETO.

         12.04 PHS does not represent that it will commence legal actions against third parties infringing the LICENSED PATENT RIGHTS.

PHS Patent License Agreement-Exclusive CONFIDENTIAL L-180-97/0
Model 980611 Page 11 of 38 Final GenVec. Inc. January 7, 2000

         12.05 LICENSEE shall indemnify and hold PHS, its employees, students, fellows, agents, and consultants harmless from and against all liability, demands, damages, expenses, and losses, including but not limited to death, personal injury, illness, or property damage in connection with or arising out of: a) the use by or on behalf of LICENSEE, its sublicensees, directors, employees, or third parties of any LICENSED PATENT RIGHTS; or b) the design, manufacture, distribution, or use of any LICENSED PRODUCTS, LICENSED PROCESSES or materials by LICENSEE, or other products or processes developed in connection with or arising out of the LICENSED PATENT RIGHTS. LICENSEE agrees to maintain a liability insurance program consistent with sound business practice.

13.      TERM, TERMINATION, AND MODIFICATION OF RIGHTS

         13.01 This AGREEMENT is effective when signed by all parties and shall extend to the expiration of the last to expire of the LICENSED PATENT RIGHTS unless sooner terminated as provided in this Article 13.

         13.02 In the event that LICENSEE is in default in the performance of any material obligations under this AGREEMENT, including but not limited to the obligations listed in Article 13.05, and if the default has not been remedied within ninety (90) days after the date of notice in writing of such default, PHS may terminate this AGREEMENT by written notice and pursue outstanding amounts owed through procedures provided by the Federal Debt Collection Act.

         13.03 In the event that LICENSEE becomes insolvent, files a petition in bankruptcy, has such a petition filed against it, determines to file a petition in bankruptcy, or receives notice of a third party's intention to file an involuntary petition in bankruptcy, LICENSEE shall immediately notify PHS in writing. Furthermore, PHS shall have the right to terminate this AGREEMENT immediately upon LICENSEE'S receipt of written notice.

         13.04 LICENSEE shall have a unilateral right to terminate this AGREEMENT and/or any licenses in any country or territory by giving PHS sixty (60) days written notice to that effect.

         13.05 PHS shall specifically have the right to terminate or modify, at its option, this AGREEMENT, if PHS determines that the LICENSEE: 1) is not executing the COMMERCIAL DEVELOPMENT PLAN submitted with its request for a license and the LICENSEE cannot otherwise demonstrate to PHS's satisfaction that the LICENSEE has taken, or can be expected to take within a reasonable time, effective steps to achieve PRACTICAL APPLICATION of the LICENSED PRODUCTS or LICENSED PROCESSES; 2) has not achieved the BENCHMARKS as may be modified under Paragraph 9.02; 3) has willfully made a false statement of, or willfully omitted, a material fact in the license application or in any report required by the license AGREEMENT; 4) has committed a material breach of a covenant or agreement contained in the license; 5) is not keeping LICENSED PRODUCTS or LICENSED PROCESSES reasonably available to the public after commercial use commences; 6) cannot reasonably satisfy unmet health and safety needs; or 7) cannot reasonably justify a failure to comply with the domestic production requirement of Paragraph 5.02 unless waived. In making this determination, PHS will take into account the normal course of such commercial development programs conducted with sound and reasonable business practices and judgment and the annual reports submitted by LICENSEE under Paragraph 9.02. Prior to invoking this right, PHS shall give written notice to LICENSEE providing LICENSEE specific notice of, and a ninety (90) day opportunity to respond to, PHS's concerns as to the previous items 1) to 7). If LICENSEE fails to alleviate PHS's concerns as to the previous items 1) to 7) or fails to initiate corrective action to PHS's satisfaction, PHS may terminate this AGREEMENT.

PHS Patent License Agreement--Exclusive CONFIDENTIAL L-180-97/0
Model 980611 Page 12 of 38 Final GenVec, Inc. January 7, 2000

         13.06 When the public health and safety so require, and after written notice to LICENSEE providing LICENSEE a sixty (60) day opportunity to respond, PHS shall have the right to require LICENSEE to grant sublicenses to responsible applicants, on reasonable terms, in any LICENSED FIELDS OF USE under the LICENSED PATENT RIGHTS, unless LICENSEE can reasonably demonstrate that the granting of the sublicense would not materially increase the availability to the public of the subject matter of the LICENSED PATENT RIGHTS. PHS will not require the granting of a sublicense unless the responsible applicant has first negotiated in good faith with LICENSEE.

         13.07 PHS reserves the right according to 35 U.S.C. section 209(f)(4) to terminate or modify this AGREEMENT if it is determined that such action is necessary to meet requirements for public use specified by federal regulations issued after the date of the license and such requirements are not reasonably satisfied by LICENSEE.

         13.08 Within thirty (30) days of receipt of written notice of PHS's unilateral decision to modify or terminate this AGREEMENT, LICENSEE may, consistent with the provisions of 37 CFR 404.11, appeal the decision by written submission to the designated PHS official. The decision of the designated PHS official shall be the final agency decision. LICENSEE may thereafter exercise any and all administrative or judicial remedies that may be available.

         13.09 Within ninety (90) days of expiration or termination of this AGREEMENT under this Article 13, a final report shall be submitted by LICENSEE. Any royalty payments, including those incurred but not yet paid (such as the full minimum annual royalty), and those related to patent expense, due to PHS shall become immediately due and payable upon termination or expiration. If terminated under this Article 13, sublicensees may elect to convert their sublicenses to direct licenses with PHS pursuant to Paragraph 4.03. Unless otherwise specifically provided for under this AGREEMENT, upon termination or expiration of this AGREEMENT, LICENSEE shall return all LICENSED PRODUCTS or other materials included within the LICENSED PATENT RIGHTS to PHS or provide PHS with certification of the destruction thereof.

14.      GENERAL PROVISIONS
         ------------------

         14.01 Neither Party may waive or release any of its rights or interests in this AGREEMENT except in writing. The failure of the GOVERNMENT to assert a right hereunder or to insist upon compliance with any term or condition of this AGREEMENT shall not constitute a waiver of that right by the GOVERNMENT or excuse a similar subsequent failure to perform any such term or condition by LICENSEE.

         14.02 This AGREEMENT constitutes the entire agreement between the Parties relating to the subject matter of the LICENSED PATENT RIGHTS, and all prior negotiations, representations, agreements, and understandings are merged into, extinguished by, and completely expressed by this AGREEMENT.

         14.03 The provisions of this AGREEMENT are severable, and in the event that any provision of this AGREEMENT shall be determined to be invalid or unenforceable under any controlling body of law, such determination shall not in any way affect the validity or enforceability of the remaining provisions of this AGREEMENT.

         14.04 If either Party desires a modification to this AGREEMENT, the Parties shall, upon reasonable notice of the proposed modification by the Party desiring the change, confer in good faith to determine the desirability of such modification. No modification will be effective until a written amendment is signed by the signatories to this AGREEMENT or their designees.

PHS Patent License Agreement-Exclusive CONFIDENTIAL L-180-97/0
Model 980611 Page 13 of 38 Final GenVec, Inc. January 7, 2000

         14.05 The construction, validity, performance, and effect of this AGREEMENT shall be governed by Federal law as applied by the Federal courts in the District of Columbia.

         14.06 All notices required or permitted by this AGREEMENT shall be given by prepaid, first class, registered or certified mail or by an express/overnight delivery service provided by a commercial carrier, properly addressed to the other Party at the address designated on the following Signature Page, or to such other address as may be designated. In writing by such other Party. Notices shall be considered timely if such notices are received on or before the established deadline date or sent on or before the deadline date as verifiable by U.S. Postal Service postmark or dated receipt from a commercial carrier. Parties should request a legibly dated U.S. Postal Service postmark or obtain a dated receipt from a commercial carrier or the U.S. Postal Service. Private metered postmarks shall not be acceptable as proof of timely mailing.

         14.07 This AGREEMENT shall not be assigned by LICENSEE except: a) with the prior written consent of PHS, such consent not to be withheld unreasonably; or b) as part of a sale or transfer of substantially the entire business of LICENSEE relating to operations which concern this AGREEMENT. LICENSEE shall notify PHS within ten (10) days of any assignment of this AGREEMENT by LICENSEE, and LICENSEE shall pay PHS, as an additional royalty, one percent (1%) of the fair market value of any consideration received for any assignment of this AGREEMENT within thirty (30) days of such assignment.

         14.08 LICENSEE agrees in its use of any PHS-supplied materials to comply with all applicable statutes, regulations, and guidelines, including PHS and DHHS regulations and guidelines. LICENSEE agrees not to use the materials for research involving human subjects or clinical trials in the United States without complying with 21 CFR Part 50 and 45 CFR Part
                  46. LICENSEE agrees not to use the materials for research involving human subjects or clinical trials outside of the United States without notifying PHS, in writing, of such research or trials and complying with the applicable regulations of the appropriate national control authorities. Written notification to PHS of research involving human subjects or clinical trials outside of the United States shall be given no later than sixty (60) days prior to commencement of such research or trials.

         14.09 LICENSEE acknowledges that it is subject to and agrees to abide by the United States laws and regulations (including the Export Administration Act of 1979 and Arms Export Control Act) controlling the export of technical data, computer software, laboratory prototypes, biological material, and other commodities. The transfer of such items may require a license from the cognizant Agency of the U.S. GOVERNMENT or written assurances by LICENSEE that it shall not export such items to certain foreign countries without prior approval of such agency. PHS neither represents that a license is or is not required or that, if required, it shall be issued.

         14.10 LICENSEE agrees to mark the LICENSED PRODUCTS or their packaging sold in the United States with all applicable U.S. patent numbers and similarly to indicate "Patent Pending" status. All LICENSED PRODUCTS manufactured in, shipped to, or sold in other countries shall be marked in such a manner as to preserve PHS patent rights in such countries.

         14.11 By entering into this AGREEMENT, PHS does not directly or indirectly endorse any product or service provided, or to be provided, by LICENSEE whether directly or indirectly related to this AGREEMENT. LICENSEE shall not state or imply that this AGREEMENT is an endorsement by the GOVERNMENT, PHS, any other GOVERNMENT organizational unit, or any GOVERNMENT employee. Additionally, LICENSEE shall not use the names of NIH, CDC, PHS, or DHHS or the GOVERNMENT or their employees in any advertising, promotional, or sales literature without the prior written consent of PHS.

PHS Patent License Agreement-Exclusive CONFIDENTIAL L-180-97/0
Model 980611 Page 14 of 38 Final GenVec, Inc. January 7, 2000

         14.12 The Parties agree to attempt to settle amicably any controversy or claim arising under this AGREEMENT or a breach of this AGREEMENT, except for appeals of modifications or termination decisions provided for in Article 13. LICENSEE agrees first to appeal any such unsettled claims or controversies to the designated PHS official, or designee, whose decision shall be considered the final agency decision. Thereafter, LICENSEE may exercise any administrative or judicial remedies that may be available.

         14.13 Nothing relating to the grant of a license, nor the grant itself, shall be construed to confer upon any person any immunity from or defenses under the antitrust laws or from a charge of patent misuse, and the acquisition and use of rights pursuant to 37 CFR Part 404 shall not be immunized from the operation of state or Federal law by reason of the source of the grant.

         14.14    Paragraphs 4.03, 8.01, 9.05-9.07, 12.01-12.05, 13.08, 13.09,
                  and 14.12 of this Agreement shall survive termination of this Agreement.

                          SIGNATURES BEGIN ON NEXT PAGE






PHS Patent License Agreement-Exclusive CONFIDENTIAL L-180-97/0
Model 980611 Page 15 of 38 Final GenVec, Inc. January 7, 2000

                     PHS PATENT LICENSE AGREEMENT-EXCLUSIVE

                                 SIGNATURE PAGE

For PHS:

/s/ Signature Illegible                                              01/07/00
                                                                      --------
Jack Spiegel, Ph.D.                                                     Date
Director, Division of Technology Development and Transfer
Office of Technology Transfer
National Institutes of Health

Mailing Address for Notices:

Office of Technology Transfer
National Institutes of Health
6011 Executive Boulevard, Suite 325
Rockville, Maryland 20852-3804 U.S.A.

For LICENSEE (Upon, information and belief, the undersigned expressly certifies or affirms that the contents of any statements of LICENSEE made or referred to in this document are truthful and accurate.):

by:

/s/ Signature Illegible                                               1/8/00
                                                                      ------
Signature of Authorized Official                                       Date

Thomas E. Smart
---------------
Printed Name

Vice President, Corporate Development
-------------------------------------
Title

Official and Mailing Address for Notices:

GenVec, Inc
-----------

65 West Watkins Mill Road
-------------------------

Gaithersburg, MD 20878
----------------------

Attention: President
--------------------

Copies to: Vice President, Corporate Development
------------------------------------------------

Any false or misleading statements made, presented, or submitted to the GOVERNMENT, including any relevant omissions, under this AGREEMENT and during the course of negotiation of this AGREEMENT are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. sections 3801-3812 (civil liability) and 18 U.S.C. section 1001 (criminal liability including fine(s) and/or imprisonment).

PHS Patent License Agreement-Exclusive CONFIDENTIAL L-180-97/0
Model 980611 Page 16 of 38 Final GenVec, Inc. January 7, 2000

                 APPENDIX A--PATENT(S) OR PATENT APPLICATION(S)

PATENT(S) OR PATENT APPLICATION(S):

*

PHS Patent License Agreement-Exclusive CONFIDENTIAL L-180-97/0
Model 980611 Page 17 of 38 Final GenVec, Inc. January 7, 2000

                 APPENDIX B-LICENSED FIELDS OF USE AND TERRITORY

LICENSED FIELDS OF USE:

         Gene Therapy for Ocular Diseases, including but not limited to, macular degeneration, cancer, diabetic retinopathy, ocular histoplasmosis syndrome, and retinopathy associated with neovascularization in neonatals.

Licensed Territory:

         Worldwide









PHS Patent License Agreement-Exclusive CONFIDENTIAL L-180-97/0
Model 980611 Page 18 of 38 Final GenVec, Inc. January 7, 2000

                              APPENDIX C-Royalties

ROYALTIES:

I.       License Issue/Execution Royalty pursuant to Paragraph 6.01:
         -------------------------------

                  LICENSEE agrees to pay to PHS a noncreditable, nonrefundable license issue royalty in the amount of * which is due upon execution of this AGREEMENT. This * is to be paid within thirty (30) days of the EFFECTIVE DATE of this AGREEMENT.

II.      Minimum Annual Royalty pursuant to Paragraph 6.02:
         ----------------------

LICENSEE agrees to pay to PHS a nonrefundable minimum annual royalty in the amount of:

                  *

III. Earned Royalties pursuant to Paragraph 6.03.
         ----------------

LICENSEE agrees to pay PHS earned royalties on NET SALES of by or on behalf of LICENSEE and its sublicensees as follows:

                  (A) * on NET SALES of LICENSED PRODUCTS manufactured or sold in a country within the LICENSED TERRITORY, where a patent application or patent, within the Licensed Patent Rights, exists pursuant to Article 6 and while this AGREEMENT is in force.

For Earned Royalties on NET SALES due under this, Section III, in the event there is no issued valid patent claim in the LICENSED PATENT RIGHTS covering such LICENSED PRODUCTS in a given country but there is a pending claim within the LICENSED PATENT RIGHTS covering such LICENSED PRODUCTS, the royalties set forth in paragraph (A) of this Section shall be reduced by fifty percent (50.0%) (hereinafter the "Patent Pending Reduction") until the date when such pending claims are allowed for issuance by the appropriate authority of said given country. The Patent Pending Reduction will not apply to royalties from a sale of LICENSED PRODUCT(S) in a country where the LICENSED PRODUCT(S) are not covered by a valid issued patent claim but where such LICENSED PRODUCTS were manufactured in a country where the LICENSED PRODUCT(S) or LICENSED PROCESS(ES) are covered by a valid issued patent claim.

IV. Benchmark Royalties pursuant to Paragraph 6.04:
    -------------------

LICENSEE agrees to pay PHS Benchmark Royalties as follows:

                  (A) *

                  (B) *

                  (C) *

PHS Patent License Agreement-Exclusive CONFIDENTIAL L-180-97/0
Model 980611 Page 19 of 38 Final GenVec, Inc. January 7, 2000

                  (D) *

V.    Sublicensing Royalties pursuant to Paragraph 6.05:
      ----------------------

LICENSEE agrees to pay PHS additional Sublicensing Royalties as follows:

                  (A) * of the following sublicensing royalties/fees received by LICENSEE from the sublicensing of the LICENSED PATENT RIGHTS: (i) execution/up front royalties/fees; (ii) minimum annual royalties/fees; and (iii) benchmark/milestone royalties; and

                  (B) In the event LICENSEE enters into a Corporate Partnership, as defined in Paragraph 2.21 herein, PHS shall receive no less than * as its share of the execution/up front royalties, pursuant to Paragraph V(A), received by LICENSEE pursuant to the CORPORATE PARTNERSHIP sublicense said royalties pursuant to this paragraph (B) payable within thirty (30) days of the Effective Date of such agreement establishing a CORPORATE PARTNERSHIP.

Such sublicensing royalties/fees do not include royalties/fees received by LICENSEE (i) for the purchase of equity, (ii) debt financing, (iii) funds for future research and/or development, (iv) the license or sublicense of intellectual property other than the LICENSED PRODUCT(S), or (v) reimbursement for patent or other intellectual property expenses incurred by LICENSEE in connection with LICENSED PRODUCTS, or (vi) reimbursement for other expenses incurred by LICENSEE in connection with LICENSED PRODUCTS, said other expenses being subject to the prior approval by PHS such approval not being reasonably withheld. Additionally, payments by LICENSEE to PHS for Benchmark Royalties as set forth above in this Appendix C, Section IV shall be fully creditable against amounts due PHS, under this Section V, for the same benchmarks (for example, if PHS is due a payment under Section IV, Paragraph (A) then this amount, * may be deducted from (credited against) any payment received from a sublicensee for this same benchmark prior to calculating the royalty due under this Paragraph V(A)).

VI.   Past Patent Expenses Royalty pursuant to Paragraph 6.09:
      ----------------------------

LICENSEE agrees to pay PHS an amount equal to one-quarter (1/4) of the total amount of patent expenses previously incurred by PHS and which is due upon execution of this AGREEMENT. This royalty for PAST PATENT EXPENSES is to be paid in four (4) equal installments according to the following schedule:

                  (A) First Installment which is payable within thirty (30) days of the Effective Date of this AGREEMENT;
                  (B) Second Installment which is payable on January 30, 2001;
                  (C) Third Installment which is payable on January 30, 2002;
                      and
                  (D) Fourth Installment which is payable on January 30, 2003.

VII.  Materials Transfer Royalty pursuant to Paragraph 6.13:
      --------------------------

                  LICENSEE agrees to pay PHS a materials transfer royalty in the amount of * which is due upon the EFFECTIVE DATE of this AGREEMENT and which is payable within thirty days (30) days of the EFFECTIVE DATE of this AGREEMENT.

PHS Patent License Agreement-Exclusive CONFIDENTIAL L-180-97/0
Model 980611 Page 20 of 38 Final GenVec, Inc. January 7, 2000

                            APPENDIX D-MODIFICATIONS

PHS and Licensee agree to the following modifications to the Articles and Paragraphs of this AGREEMENT:

Article 1:
----------

Paragraph 1.02 is amended to read as follows:

         1.02 By assignment of rights from PHS employees and other inventors, DHHS, on behalf of the United States Government, owns intellectual property rights claimed in any United States and/or foreign patent applications or patents corresponding to the assigned inventions. DHHS also owns any tangible embodiments of these inventions actually reduced to practice by PHS. In addition, PHS, through its Interinstitutional Agreement with the University of Southern California ("USC"), L-221-94/2, effective January 4, 1999, has an exclusive license to certain intellectual property rights claimed in any United States and/or foreign patent applications or patents which are the subject of said Interinstitutional Agreement.

Article 2:
----------

Paragraph 2.03 is amended to read as follows:

         2.03 "FIRST COMMERCIAL SALE" shall mean, with respect to any LICENSED PRODUCT(S) on a country by country basis, the first transfer of such LICENSED PRODUCT(S), by or on behalf of LICENSEE or its sublicensees, for use or consumption of such LICENSED PRODUCT(S) following approval by the United States Food and Drug Administration (FDA) or comparable regulatory authority in exchange for cash or some equivalent to which value can be assigned for the purpose of determining NET SALES. A transfer of the LICENSED PRODUCT(S) by LICENSEE or its sublicensees (a) solely for research and development purposes and for the purpose of directly enabling LICENSEE and its sublicensees to research and develop LICENSED PRODUCT(S) under this AGREEMENT and/or (b) prior to LICENSEE's receipt of approval of a Biologics License Application (BLA), Product License Application (PLA), New Drug Application (NDA) or equivalent by the FDA or comparable regulatory authority of any other country for the use of such LICENSED PRODUCT(S) shall not be considered a FIRST COMMERCIAL SALE in the applicable country.

                   THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK





PHS Patent License Agreement--Exclusive CONFIDENTIAL L-180-97/0
Model 980611 Page 21 of 38 Final GenVec, Inc. January 7, 2000

Paragraphs 2.06 through 2.08 are amended to read as follows:

         2.06     "LICENSED PATENT RIGHTS" shall mean:

                  a) Patent applications (including provisional patent applications and PCT patent applications) and/or patents listed in Appendix A, all divisions and continuations of these applications, all patents issuing from such applications, divisions, and continuations, and any reissues, reexaminations, and extensions of all such patents;

                  b) to the extent that the following contain one or more claims directed to the invention or inventions disclosed in a) above: i) continuations-in-part of a) above; ii) all divisions and continuations of these continuations-in-part; iii) all patents issuing from such continuations-in-part, divisions, and continuations; iv) priority patent application(s) of
                           a) above; and v) any reissues, reexaminations, and EXTENSIONS OF ALL SUCH PATENTS;

                  c) to the extent that the following contain one or more claims directed to the invention or inventions disclosed in a) above: all counterpart foreign and U.S. patent applications and patents to a) and b) above, including those listed in Appendix A.

                  LICENSED PATENT RIGHTS shall not include those claims in b) or
                  c) above that are directed to new matter which is not the subject matter disclosed in a) above, unless the applicable claims further characterize the subject matter disclosed in
                  a).

         2.07 "LICENSED PROCESS(ES)" means processes which, in the course of being practiced would, in the absence of this Agreement, infringe one or more claims of the LICENSED PATENT RIGHTS that have not been held invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction or is otherwise expired.

         2.08 "LICENSED PRODUCT(S)" means (a) tangible materials which, in the course of manufacture, use, offer to sell, sale, or importation would, in the absence of this Agreement, infringe one or more claims of the LICENSED PATENT RIGHTS that have not been held invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction or is otherwise expired or (b) any tangible materials, including all progeny, subclones, and derivatives or conjugates thereof, as defined below in paragraph 2.19 as LICENSED MATERIALS.

Paragraph 2.10 is amended to read as follows:

         2.10 "NET SALES" means the total gross amounts received by LICENSEE and sublicensees for LICENSED PRODUCTS sold in the FIRST COMMERCIAL SALE and subsequent commercial sales, less the following amounts directly chargeable to such LICENSED
                  PRODUCTS: (a) customary trade, quantity or cash discounts and rebates actually allowed and taken; (b) amounts repaid or credited to customers on account of rejections; (c) freight and other transportation costs, including insurance charges, and duties, tariffs, sales and excise taxes and other governmental charges based on sales, turnover or delivery of such LICENSED PRODUCTS and actually paid or allowed by LICENSEE or any sublicensee; and (d) amounts actually allowed or credited due to returns or uncollectible amounts. No deductions shall be made for commissions paid to individuals, whether they be with independent sales agencies or regularly employed by LICENSEE, or sublicensees, and on its payroll or for the cost of collections.

PHS Patent License Agreement--Exclusive CONFIDENTIAL L-180-97/0 Model 980611 Page 22 of 38 Final GenVec, Inc. January 7, 2000

The following new Paragraphs 2.13 through 2.22 are added to read as follows:

         2.13 GENE THERAPY means the introduction of a gene and/or variants of said gene into a person for therapeutic purposes (i) by in vivo introduction for incorporation into cells of such person or (ii) by ex vivo introduction into cells for transfer into a person

         2.14 "PERSON" means an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

         2.15 "AFFILIATE(S)" shall mean, with respect to LICENSEE, any other Person which during the term of this AGREEMENT controls, is controlled by or is under common control with LICENSEE, but for only so long as such PERSON controls, is controlled by or is under common control with LICENSEE. For this purpose, control means the possession of the power to direct or cause the direction of the management and the policies of an entity, whether through ownership directly or indirectly of fifty percent (50%) or more of the stock entitled to vote, and for non-stock organizations, the right to receive fifty percent (50%) or more of the profits by contract or otherwise, or where control of fifty percent (50%) or more of such rights is not permitted in the country where such Person exists, the maximum permitted in such a country.

         2.16 "ACTIVE THERAPEUTIC AGENT(S)" means DNA or other component, which could or does directly or indirectly impart a separate and distinct therapeutic benefit to the recipient.

         2.17 "COMBINATION PRODUCT(S)" means LICENSED PRODUCT(S) that are sold in combination with one or more, ACTIVE THERAPEUTIC AGENT(S) which are not LICENSED PRODUCT(S).

         2.18 "VALID CLAIM(S)" means either (a) a claim of an issued and unexpired patent included within the LICENSED PATENT RIGHTS, which has not been held invalid by an unappealable or unappealed within the time limit allowed for appeal, decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time limit allowed for appeal or (b) a claim of a pending patent application included within the LICENSED PATENT RIGHTS, which claim has not been abandoned without the possibility of revival or pursued through a timely filed continuation or divisional application or finally disallowed without the possibility of appeal.

         2.19 "LICENSED MATERIALS" means the plasmid phiFS17, as described in Steele, FR, et al., "Pigment epithelium-derived factor:
                  Neurotrophic activity and identification as a member of the serine protease inhibitor gene family" PNAS, USA 90(4):
                  1526-1530 (Feb. 15, 1993) which contains the cDNA encoding human Pigment Epithelium Derived Factor.

         2.20 "EFFECTIVE DATE" means the date of the last signature of a Party to this AGREEMENT.

         2.21 "CORPORATE PARTNERSHIP" means an agreement entered into by LICENSEE with a corporate entity pursuant to which Licensee grants to such an entity a sublicense under the LICENSED PATENT RIGHTS, which agreement provides that Licensee shall receive in excess of * in payments from such entity within a * period in exchange for such rights.

PHS Patent License Agreement-Exclusive CONFIDENTIAL L-180-97/0 Model 980611 Page 23 of 38 Final GenVec, Inc. January 7, 2000

         2.22 "TOTAL PRO RATA SHARE" means the total number of additional licenses granted by PHS which include the LICENSED PATENT RIGHTS and which have LICENSED FIELDS OF USE which include but are not necessarily limited to therapeutic applications divided by the total number of licenses granted by PHS which include the LICENSED PATENT RIGHTS and which have LICENSED FIELDS OF USE which include but are not necessarily limited to therapeutic applications. For example, if PHS has granted 4 additional licenses which include the LICENSED PATENT RIGHTS and which have LICENSED FIELDS OF USE which include, but are not necessarily limited to therapeutic applications, then the TOTAL PRO RATA SHARE would be four fifths (4/5).

Article 3:
----------

Paragraph 3.02 is amended to read as follows:

         3.02 This AGREEMENT confers no license or rights by implication, estoppel, or otherwise under any patent applications or patents of PHS other than LICENSED PATENT RIGHTS regardless of whether such patents are dominant or subordinate to LICENSED PATENT RIGHTS, except as set forth in Paragraphs 12.01, 13.05, and 13.07.

Article 4:
----------

Paragraphs 4.02 through 4.03 are amended to read as follows:

         4.02 LICENSEE agrees that any sublicenses granted by it shall provide that the obligations to PHS and USC of Paragraphs 5.01-5.04, 8.01, 9.07, 10.01, 10.02, 10.04, 12.05, and
                  13.07-13.09 of this AGREEMENT shall be binding upon the sublicensee as if it were a Party to this AGREEMENT. LICENSEE further agrees to attach copies of these Paragraphs to all sublicense agreements.

         4.03 Any sublicenses granted by LICENSEE shall provide for the termination of the sublicense, or the conversion to a license directly between such sublicensees and PHS, at the option of the sublicensee, upon termination of this AGREEMENT under
                  Article 13. Such conversion is subject to PHS approval, which shall not be withheld unless the sublicensee is in default under this, or a separate agreement with the GOVERNMENT and has not cured such default within ninety (90) days of notification thereof or is debarred from doing business with the GOVERNMENT, and contingent upon acceptance by the sublicensee of the remaining provisions of this AGREEMENT.

               THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK





PHS Patent License Agreement-Exclusive CONFIDENTIAL L-180-97/0 Model 980611 Page 24 of 38 Final GenVec, Inc. January 7, 2000

Article 5:
----------

Paragraphs 5.01 through 5.02 are amended to read as follows:

         5.01 (a) PHS reserves on behalf of the Government an irrevocable, nonexclusive, nontransferable, royalty-free license for the practice of all inventions licensed under the LICENSED PATENT RIGHTS throughout the world by or on behalf of the GOVERNMENT and on behalf of any foreign government or international organization pursuant to any existing or future treaty or agreement to which the GOVERNMENT is a signatory. Prior to the FIRST COMMERCIAL SALE, and upon request, by the GOVERNMENT, LICENSEE agrees to provide PHS reasonable quantities of LICENSED PRODUCTS or materials made through the LICENSED PROCESSES for PHS research use. LICENSEE shall be obligated to provide such reasonable quantities only if such quantities are already manufactured or plan to be manufactured and are not committed, or anticipated to be committed, to LICENSEE'S research and development activities or to a third Party.

                  (b) In the event that LICENSED PATENT RIGHTS are Subject Inventions made under a Cooperative Research and Development Agreement (CRADA), LICENSEE grants to the GOVERNMENT, pursuant to 15 U.S.C. 3710a(b)(1)(A), a nonexclusive, nontransferable, irrevocable, paid-up license to practice LICENSED PATENT RIGHTS or have LICENSED PATENT RIGHTS practiced throughout the world by or on behalf of the GOVERNMENT. In the exercise of such license, the GOVERNMENT shall not publicly disclose trade secrets or commercial or financial information that is privileged or confidential within the meaning of 5 U.S.C. 552(b)(4) or which would be considered as such if it had been obtained from a non-Federal Party. Prior to the FIRST COMMERCIAL SALE, and upon request by the GOVERNMENT, LICENSEE agrees to provide PHS reasonable quantities of LICENSED PRODUCTS or materials made through the LICENSED PROCESSES for PHS research use. LICENSEE shall be obligated to provide such reasonable quantities only if such quantities are already manufactured or plan to be manufactured and are not committed, or anticipated to be committed, to LICENSEE'S research and development activities or to a third Party.

         5.02 LICENSEE agrees that components of LICENSED PRODUCTS or LICENSED PRODUCTS used or sold in the United States embodying LICENSED PATENT RIGHTS or produced through use of LICENSED PROCESSES shall be manufactured substantially in the United States, unless a written waiver is obtained in advance from PHS.


PHS Patent License Agreement-Exclusive CONFIDENTIAL L-180-97/0 Model 980611 Page 25 of 38 Final GenVec, Inc. January 7,2000

Paragraph 5.04(a) is amended to read as follows:

         5.04     (a)      In addition to the reserved license of Paragraph
                           5.01 above, PHS reserves the right to grant nonexclusive RESEARCH LICENSES to make and to use, but not to sell or have sold, the inventions defined by the LICENSED PATENT RIGHTS for purposes of research involving the inventions themselves, and not for purposes of commercial manufacture or use or in lieu of purchase if the inventions are available as commercial products for research purposes. The purpose of this license is to encourage basic research, whether conducted at an academic or corporate facility. In order to safeguard the LICENSED PATENT RIGHTS, however, PHS shall consult with LICENSEE before granting to commercial entities a RESEARCH LICENSE or providing to them research samples of materials claimed in LICENSED PATENT
                           RIGHTS. In the event LICENSEE can provide convincing written evidence to PHS that a commercial entity that has been granted a RESEARCH LICENSE TO LICENSED
                           PATENT RIGHTS is developing the inventions for commercial manufacture or use or in lieu of purchase if the inventions are available as commercial products, then LICENSEE can request that PHS terminate its RESEARCH LICENSE with such commercial entities, such request not to be unreasonably denied.

Paragraph 5.04(b) is deleted in its entirety.

Article 6:
----------

Paragraph 6.01 is amended to read as follows:

         6.01 LICENSEE agrees to pay to PHS a noncreditable, nonrefundable license issue royalty as set forth in Appendix C.

Paragraphs 6.06 through 6.11 are amended to read as follows:

         6.06 A patent or patent application licensed under this AGREEMENT shall cease to fall within the LICENSED PATENT RIGHTS for the purpose of computing earned royalty payments in any given country on the earliest of the dates that a) the application has been abandoned and not continued, b) the patent expires or irrevocably lapses, or c) all of the claims have been held to be invalid or unenforceable by an unappealed or unappealable decision of a court of competent jurisdiction or administrative agency.

         6.07 No multiple royalties shall be payable because any LICENSED PRODUCTS or LICENSED PROCESSES are covered by more than one claim of the LICENSED PATENT RIGHTS.

         6.08 On sales of LICENSED PRODUCTS by LICENSEE or sublicensees made in other than an arm's-length transaction, the value of the NET SALES attributed under this Article 6 to such a transaction shall be that which would have been received in an arm's-length transaction, based on sales of like quantity and quality products on or about the time of such transaction.

         6.09 With regard to expenses associated with the preparation, filing, prosecution, and maintenance of all patent applications and patents included within the LICENSED PATENT RIGHTS incurred by PHS or USC prior to the EFFECTIVE DATE of this AGREEMENT, LICENSEE shall pay to PHS, as an additional Past Patent Expenses Royalty, an amount as set forth in Appendix C.

PHS Patent License Agreement-Exclusive CONFIDENTIAL L-180-97/0 Model 980611 Page 26 of 38 Final GenVec, Inc. January 7, 2000

         6.10 With regard to expenses associated with the preparation, filing, prosecution, and maintenance, including interferences, opposition, reissues and reexaminations, of all patent applications and patents included within the LICENSED PATENT RIGHTS incurred by PHS on or after the EFFECTIVE DATE of this AGREEMENT PHS, at its sole option, may require LICENSEE:

                  (a) to pay PHS on an annual basis, within sixty (60) days of PHS's submission of a statement and request for payment, and subject to the provisions of Paragraph 6.12 herein, a royalty amount equivalent to one quarter (1/4) of all such patent expenses incurred during the previous calendar year(s) or, in the event that PHS has granted more than three (3) additional licenses which have LICENSED FIELDS OF USE which include but are not necessarily limited to therapeutic applications, LICENSEE shall pay a pro rata share of such patent expenses where such pro rata share is determined by the number of licensees to the LICENSED PATENT RIGHTS which have LICENSED FIELD OF USE which include but are not necessarily limited to therapeutic applications; or

                  (b) to pay such expenses, in the amounts set forth in (a) above, directly to the law firm employed by PHS to handle such functions. However, in such event, PHS and not LICENSEE shall be the client of such law firm.

                  In limited circumstances, as provided for under Paragraph 7.02 below, LICENSEE may be given the right to assume responsibility for the preparation, filing, prosecution, or maintenance, including interferences, oppositions, reissues and reexaminations, of any patent application or patent included with the LICENSED PATENT RIGHTS. In that event, LICENSEE shall directly pay the attorneys or agents engaged to prepare, file, prosecute, or maintain such patent applications or patents and shall provide to PHS copies of each invoice associated with such services as well as documentation that such invoices have been paid. In the event that LICENSEE is given the right to assume responsibility for the preparation, filing, prosecution, or maintenance of any patent application or patent included within the LICENSED PATENT RIGHTS pursuant to Paragraph 7.02 herein LICENSEE may (i) if PHS has granted three (3) or fewer additional licenses which include the LICENSED PATENT RIGHTS and which have LICENSED FIELDS OF USE which include but are not necessarily limited to therapeutic applications, credit an amount equal to three quarters (3/4) of the expenses paid by LICENSEE under this Paragraph against royalties due under Paragraphs 6.03 (Earned Royalties), 6.04 (Benchmark Royalties), and/or 6.05 (Sublicensing Royalties) of this AGREEMENT or (ii) if PHS has granted more than three (3) additional licenses which include the LICENSED PATENT RIGHTS and which have LICENSED FIELDS OF USE which include but are not necessarily limited to therapeutic applications, credit an amount equal to the TOTAL PRO RATA SHARE of the expenses paid by LICENSEE under this Paragraph, against royalties due under Paragraph 6.03 (Earned Royalties), 6.04 (Benchmark Royalties), and/or 6.05 (Sublicensing Royalties) of this Agreement. Prior to taking this credit Licensee shall provide to PHS copies of each invoice associated with such services as well as documentation that such invoices have been paid.

         6.11 LICENSEE may elect to surrender its rights in any country of the LICENSED TERRITORY under any LICENSED PATENT RIGHTS upon sixty (60) days written notice to PHS and owe no payment obligation under Article 6.10 for patent-related expenses incurred in that country after sixty (60) days of the effective date of such written notice.

PHS Patent License Agreement-Exclusive CONFIDENTIAL L-180-97/0 Model 980611 Page 27 of 38 Final GenVec, Inc. January 7, 2000

New Paragraphs 6.12 through 6.14 are added to read as follows:

         6.12 In the event that any of the patent applications or patents within the LICENSED PATENT RIGHTS are subject to an interference, reexamination, reissue, opposition proceeding, or equivalent thereof LICENSEE agrees to pay a pro rata share of the expenses incurred by PHS in such a proceeding where said pro rata share is determined by the total number of licenses granted by PHS which include the patent or patent application subject to the interference, reexamination, reissue, opposition proceeding, or equivalent thereof within the LICENSED PATENT RIGHTS and where said license includes but is not necessarily limited to therapeutic applications in its LICENSED FIELD OF USE. In the event that at the time of the interference, opposition, reexamination, reissue, opposition proceeding PHS has granted less than a total of four (4) licenses which include a therapeutic application in their LICENSED FIELD OF USE LICENSEE may take, as a credit against royalties due under Paragraph 6.03 (Earned Royalties), Paragraph 6.04 (Benchmark Royalties) and/or Paragraph 6.05 (Sublicensing Royalties) their pro rata share of expenses which shall be the amount in excess of one quarter (1/4) of the expenses incurred under this Paragraph.

         6.13 LICENSEE agrees to pay PHS a noncreditable, nonrefundable Materials Transfer Royalty for providing LICENSED MATERIALS as set forth in Appendix C.

         6.14 In the event LICENSEE or sublicensee sells COMBINATION PRODUCT(S), NET SALES from such sales for the purposes of calculating the amount due under Paragraph 6.03 of this AGREEMENT shall be calculated by multiplying the NET SALES of that combination by the fraction A/(A+B), where A is the gross selling price of the LICENSED PRODUCTS sold separately and B is the gross selling price of the ACTIVE THERAPEUTIC AGENT(S) of the LICENSED PRODUCT sold separately. In the event that no such separate sales are made by LICENSEE or sublicensee, NET SALES receipts for royalty determination pursuant to Paragraph
                  6.03 shall be reasonably allocated by LICENSEE or sublicensee between the LICENSED PRODUCTS and the ACTIVE THERAPEUTIC AGENTS of the LICENSED PRODUCT based upon their relative importance to the efficacy of using the COMBINED PRODUCTS and upon their contribution to the proprietary position of the COMBINED PRODUCTS. In the event PHS believes such allocation is inequitable and the parties are unable to resolve such dispute, the matter may be resolved through Administrative Dispute Resolution as required by the Administrative Dispute Resolution Act.

Article 7:
----------

Paragraphs 7.01 through 7.04 are amended to read as follows:

         7.01 Except as otherwise provided in this Article 7, PHS agrees to take responsibility for, but to consult with, the LICENSEE in the preparation, filing, prosecution, and maintenance, including interferences, oppositions, reissues and reexaminations, of any and all patent applications or patents included in the LICENSED PATENT RIGHTS and shall furnish copies of relevant patent-related documents, including all communications filed with or received from a competent examining authority, for example, the USPTO, the EPO, or the JPO, to LICENSEE.

PHS Patent License Agreement-Exclusive CONFIDENTIAL L-180-97/0 Model 980611 Page 28 of 38 Final GenVec, Inc. January 7, 2000

         7.02 Upon PHS's written request, LICENSEE may assume, but is not obligated to assume, the responsibility for the preparation, filing, prosecution, and maintenance, including interferences, oppositions, reissues, and reexaminations of any and all patent applications or patents included in the LICENSED PATENT RIGHTS and shall on an ongoing basis promptly furnish copies of all patent-related documents to PHS. In such event, LICENSEE shall select registered patent attorneys or patent agents to provide such services on behalf of LICENSEE and PHS. PHS shall provide appropriate powers of attorney and other documents necessary to undertake such actions to the patent attorneys or patent agents providing such services. LICENSEE and its attorneys or agents shall consult with PHS in all aspects of the preparation, filing, prosecution and maintenance, including interferences, oppositions, reissues, and reexaminations of patent applications and patents included within the LICENSED PATENT RIGHTS and shall provide PHS sufficient opportunity to comment on any document that LICENSEE intends to file or to cause to be filed with the relevant intellectual property or patent office. In the event that this AGREEMENT terminates for any reason, PHS shall take and assume all responsibility for preparation and maintenance, including interferences, oppositions, reissues, and reexaminations of any and all patent applications or patents included in the LICENSED PATENT RIGHTS at its own expense

         7.03 If LICENSEE exercises its rights pursuant to Paragraph 7.02 and assumes responsibilities pursuant to Paragraph 7.02 but fails to exercise reasonable diligence, then PHS may provide LICENSEE with written notice that PHS wishes to assume control of the preparation, filing, prosecution and maintenance, including interferences, oppositions, reissues and reexaminations, of any and all patent applications or patents included in the LICENSED PATENT RIGHTS. If PHS elects to assume such responsibilities, LICENSEE agrees to cooperate fully with PHS, its attorneys, and agents in the preparation, filing, prosecution, and maintenance, including interferences, oppositions, reissues, and reexaminations, of any and all patent applications or patents included in the LICENSED PATENT RIGHTS and to provide PHS with copies of any and all documents or other materials that PHS deems necessary to undertake such responsibilities. Licensee shall be responsible for all costs associated with transferring patent prosecution responsibilities to an attorney or agent of PHS's choice.

         7.04 Each Party shall promptly inform the other as to all matters that come to its attention that may affect the preparation, filing, prosecution, or maintenance, including interferences, oppositions, reissues, and reexaminations, of the LICENSED PATENT RIGHTS and permit each other to provide comments and suggestions with respect to the preparation, filing, prosecution, and maintenance of LICENSED PATENT RIGHTS, which comments and suggestions shall be considered by the other Party.

               THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK



PHS Patent License Agreement-Exclusive CONFIDENTIAL L-180-97/0 Model 980611 Page 29 of 38 Final GenVec, Inc. January 7, 2000

Article 8:
----------

Paragraphs 8.01 through 8.02 are amended to read as follows:

         8.01 LICENSEE agrees to keep accurate and correct records of LICENSED PRODUCTS made, used, sold, or imported and LICENSED PROCESSES practiced under this AGREEMENT appropriate to determine the amount of royalties due PHS. Such records shall be retained for at least three(3) years following a given reporting period and shall be available during normal business hours for inspection at the expense of PHS by an accountant or other designated auditor selected by PHS for the sole purpose of verifying reports and payments hereunder. The accountant or auditors shall only disclose to PHS information relating to the accuracy of reports and payments made under this AGREEMENT. If an inspection shows an underreporting or underpayment in excess of * for any twelve (12) month period, then LICENSEE shall reimburse PHS for the cost of the inspection at the time LICENSEE pays the unreported royalties, including any late charges as required by Paragraph 9.08 of this AGREEMENT. All payments required under this Paragraph shall be due within thirty (30) days of the date PHS provides LICENSEE notice of the payment due.

         8.02 LICENSEE agrees to have an audit of sales and royalties conducted, at the written request of PHS, by an independent auditor selected by LICENSEE at least every two (2) years if annual sales of the LICENSED PRODUCT or LICENSED PROCESSES are over two (2) million dollars. The audit shall address, at a minimum, the amount of gross sales by or on behalf of LICENSEE during the audit period, terms of the license as to percentage or fixed royalty to be remitted to the GOVERNMENT, the amount of royalty funds owed to the GOVERNMENT under this AGREEMENT, and whether the royalty amount owed has been paid to the GOVERNMENT and is reflected in the records of the LICENSEE. The audit shall also indicate the PHS license number, product, and the time period being audited. A report certified by the auditor shall be submitted promptly by the auditor directly to PHS on completion. LICENSEE shall pay for the entire cost of the audit.

Article 9:
----------

Paragraph 9.04 is amended to read as follows:

         9.04 LICENSEE shall submit to PHS within sixty (60) days after each calendar half-year ending June 30 and December 31 a royalty report setting forth for the preceding half-year period the amount of the LICENSED PRODUCTS sold or LICENSED PROCESSES practiced by or on behalf of LICENSEE in each country within the LICENSED TERRITORY on a product by product basis, the NET SALES, and the amount of royalty accordingly due. With each such royalty report, LICENSEE shall submit payment of the earned royalties due. If no earned royalties are due to PHS for any reporting period, the written report shall so state. The royalty report shall be certified as correct by an authorized officer of LICENSEE and shall include a detailed listing of all deductions made under Paragraph 2.10 to determine NET SALES made under Article 6 to determine royalties due.

Paragraph 9.07 is amended to read as follows:

         9.07 Either LICENSEE or sublicensee of LICENSEE shall be responsible for determining if any tax on royalty income is owned outside the United States and shall pay any such tax and be responsible for all filings with appropriate agencies of foreign governments.

PHS Patent License Agreement-Exclusive CONFIDENTIAL L-180-97/0 Model 980611 Page 30 of 38 Final GenVec, Inc. January 7, 2000

Article 10:
-----------

Paragraphs 10.01 through 10.02 are amended to read as follows:

         10.01 LICENSEE shall use its reasonable efforts to bring the LICENSED PRODUCTS and LICENSED PROCESSES to PRACTICAL APPLICATION. "Reasonable efforts" for the purposes of this provision shall include adherence to the COMMERCIAL DEVELOPMENT PLAN at Appendix F and performance of the BENCHMARKS at Appendix E. The efforts of a sublicensee shall be considered the efforts of LICENSEE for purposes of Paragraph 10.01.

         10.02 Upon the FIRST COMMERCIAL SALE, until the expiration of this AGREEMENT, LICENSEE shall use its reasonable efforts to make LICENSED PRODUCTS and LICENSED PROCESSES reasonably accessible to the United States public.

New Paragraphs 10.03 through 10.04 are added to read as follows:

         10.03 PHS agrees to provide LICENSEE with a sample of the LICENSED MATERIALS within thirty (30) days after PHS receives the payment of the Materials Transfer Royalty under Paragraph 6.13 and, at reasonable cost to Licensee, to replace them in the event of their unintentional destruction by LICENSEE. LICENSEE agrees to retain control over the LICENSED MATERIALS and shall not distribute or release them to others, other than its contract production facilities or in furtherance of reasonable research and development activities to facilitate the ability of LICENSEE to take advantage of the rights hereunder in a manner which is not inconsistent with the practices and procedures by which LICENSEE distributes their own proprietary materials, without the prior written consent of PHS, except as otherwise permitted by this AGREEMENT.

         10.04    *

Article 11:
-----------

Paragraphs 11.01 through 11.04 are amended to read as follows:

         11.01 PHS and LICENSEE agree to notify each other promptly of each infringement or possible infringement of the LICENSED PATENT RIGHTS, as well as any facts which may affect the validity, scope, or enforceability of the LICENSED PATENT RIGHTS of which either Party becomes aware. PHS agrees to inform all licensees about each infringement promptly upon receipt of such information and to give the Licensee the opportunity to confer with other licensees of LICENSED PATENT RIGHTS about such infringement.

PHS Patent License Agreement-Exclusive CONFIDENTIAL L-180-97/0 Model 980611 Page 31 of 38 Final GenVec. Inc. January 7, 2000

         11.02 Pursuant to this AGREEMENT and the provisions of Chapter 29 of title 35, United States Code, LICENSEE may, but is not obliged to: a) bring suit in its own name, at its own expense, and on its own behalf for infringement of presumably valid claims in the LICENSED PATENT RIGHTS; b) in any such suit, enjoin infringement and collect for its use, damages, profits, and awards of whatever nature recoverable for such infringement; and c) settle any claim or suit for infringement of the LICENSED PATENT RIGHTS provided, however, that (1) PHS and appropriate GOVERNMENT authorities shall have the first right to take such actions and (2) that PHS has informed all other licensees of LICENSED PATENT RIGHTS of the infringement pursuant to Paragraph 11.01. If LICENSEE desires to initiate a suit for patent infringement, LICENSEE shall notify PHS in writing. If PHS does not notify LICENSEE of its intent to pursue legal action within * days, LICENSEE will be free to initiate suit. PHS shall have a continuing right to intervene in such suit. LICENSEE shall take no action to compel the GOVERNMENT either to initiate or to join in any such suit for patent infringement. LICENSEE may request the GOVERNMENT to initiate or join in any such suit if necessary to avoid dismissal of the suit. Should the GOVERNMENT be made a Party to any such suit, LICENSEE shall reimburse the GOVERNMENT for any costs, expenses, or fees which the GOVERNMENT incurs as a result of such motion or other action, including any and all costs incurred by the GOVERNMENT in opposing any such motion or other action. In all cases, LICENSEE agrees to keep PHS reasonably apprised of the status and progress of any litigation. Before LICENSEE commences an infringement action, LICENSEE shall notify PHS and give careful consideration to the views of PHS and to any potential effects of the litigation on the public health in deciding whether to bring suit. Notwithstanding the above, if LICENSEE is not the sole claimant, excluding the GOVERNMENT, to a suit for infringement, LICENSEE will bear only its pro rata share as determined by the total number of claimants to such suit of any such expenses incurred as a result of such suit.

         11.03 In the event that a declaratory judgment action alleging invalidity or non-infringement of any of the LICENSED PATENT RIGHTS shall be brought against LICENSEE or raised by way of counterclaim or affirmative defense in an infringement suit brought by LICENSEE under Paragraph 11.02, pursuant to this AGREEMENT and the provisions of Chapter 29 of Title 35, United States Code or other statutes, LICENSEE may, but is not obliged to: a) defend the suit in its own name, at its own expense, and on its own behalf for presumably valid claims in the LICENSED PATENT RIGHTS; b) in any such suit, ultimately to enjoin infringement and to collect for its use, damages, profits, and awards of whatever nature recoverable for such infringement; and c) settle any claim or suit for declaratory judgment involving the LICENSED PATENT RIGHTS-provided, however, that PHS and appropriate GOVERNMENT authorities shall have the first right to take such actions and shall have a continuing right to intervene in such suit. If PHS does not notify LICENSEE of its intent to respond to the legal action within * days, LICENSEE will be free to do so. LICENSEE shall take no action to compel the GOVERNMENT either to initiate or to join in any such declaratory judgment action. LICENSEE may request the GOVERNMENT to initiate or to join any such suit if necessary to avoid dismissal of the suit. Should the GOVERNMENT be made a Party to any such suit by motion or any other action of LICENSEE, LICENSEE shall reimburse the GOVERNMENT for any costs, expenses, or fees which the GOVERNMENT incurs as a result of such motion or other action. If LICENSEE elects not to defend against such declaratory judgment action, PHS, at its option, may do so at its own expense. In all cases, LICENSEE agrees to keep PHS reasonably apprised of the status and progress of any litigation. Before LICENSEE commences an infringement action, LICENSEE shall notify PHS and give careful consideration to the views of PHS and to any potential effects of the litigation on the public health in deciding whether to bring suit. Notwithstanding the above, if LICENSEE is not the sole claimant, excluding the GOVERNMENT, to a suit for infringement, LICENSEE will bear only its pro rata share, as determined by the total number of claimants to such suit, of any such expenses incurred as a result of such suit.

PHS Patent License Agreement-Exclusive CONFIDENTIAL L-180-97/0
Model 980611 Page 32 of 38 Final GenVec, Inc. January 7, 2000

         11.04 In any action under Paragraphs 11.02 or 11.03, except for actions where the LICENSEE opts-out under Paragraph 11.07, the expenses, including costs, fees, attorney fees, and disbursements, shall be paid by LICENSEE in accordance with Paragraphs 11.02 or 11.03. Up to * of such expenses may be credited against the royalties payable to PHS under Paragraph 6.03 of this AGREEMENT under the LICENSED
                  PATENT RIGHTS in the country where the suit is filed, except where LICENSEE elects to opt-out pursuant to Paragraph 11.07 of this AGREEMENT. In the event that such expenses exceed the amount of royalties payable by LICENSEE in any calendar year, the expenses in excess may be carried over as a credit on the same basis into succeeding calendar years. A credit against litigation expenses, however, may not reduce the royalties due in any calendar year to less than the minimum annual royalty. Any recovery made by LICENSEE, through court judgment or settlement, first shall be applied to reimburse LICENSEE for its litigation expense and then to reimburse PHS for royalties withheld as a credit against litigation expenses. Any remaining recoveries shall be shared by LICENSEE and PHS as if the recovery was a sublicensing royalty under Paragraph 6.05 of this AGREEMENT.

New Paragraphs 11.07 through 11.07 are added to read as follows:

         11.06 No suit may be brought by any other Party involving the LICENSED PATENT RIGHTS without express written consent of LICENSEE. In the event that another Party having rights under the LICENSED PATENT RIGHTS desires to initiate a suit involving the LICENSED PATENT RIGHTS, LICENSEE shall be immediately consulted. Appropriate procedures which provide LICENSEE with adequate control of the litigation procedure shall be implemented in the event that LICENSEE agrees to permit such a suit to go forward. PHS shall notify any other potential licensees of the LICENSED PATENT RIGHTS of this provision and shall include this provision in all licenses involving the LICENSED PATENT RIGHTS.

         11.07 In any action under Article 11, LICENSEE has the right to opt-out from bringing or being a Party to such suit by notifying PHS within * or anytime thereafter of the date that LICENSEE first becomes aware of an infringement to the LICENSED PATENT RIGHTS. Such course of action will not affect LICENSEE'S other rights under this AGREEMENT, except that LICENSEE will not share in any recovery from such a suit. LICENSEE does, however, agree to fully cooperate with PHS in bringing such a suit, including access to, and testimonial support from, employee of LICENSEE with any out of pocket expense to be borne by PHS.

Article 12:
-----------

Paragraphs 12.01 through 12.05 are amended to read as follows:

         12.01    PHS and USC offer no warranties other than those specified in
                  Article 1.

         12.02 PHS and USC do not warrant the validity of the LICENSED PATENT RIGHTS and make no representations whatsoever with regard to the scope of the LICENSED PATENT RIGHTS, or that the LICENSED PATENT RIGHTS may be exploited without infringing other patents or other intellectual property rights of third parties.

         12.03 PHS and USC MAKE NO WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SUBJECT MATTER DEFINED BY THE CLAIMS OF THE LICENSED PATENT RIGHTS OR TANGIBLE MATERIALS RELATED THERETO.

PHS Patent License Agreement-Exclusive CONFIDENTIAL L-180-97/0
Model 980611 Page 33 of 38 Final GenVec, Inc. January 7, 2000

         12.04 PHS and USC do not represent that they will commence legal actions against third parties infringing the LICENSED PATENT RIGHTS or permit any other licensee of the LICENSED PATENT RIGHTS to threaten or commence legal actions without prior written notification to LICENSEE.

         12.05 LICENSEE shall indemnify and hold PHS and USC, its employees, students, fellows, agents, and consultants harmless from and against all liability, demands, damages, expenses, and losses, including but not limited to death, personal injury, illness, or property damage in connection with or arising out of: a) the use by or on behalf of LICENSEE, its sublicensees, directors, employees, or third parties of any LICENSED PATENT RIGHTS; or b) the use of a design, manufacture, distribution, or use of any LICENSED PRODUCTS, LICENSED PROCESSES, LICENSED MATERIALS or biological materials, or other products or processes covered by LICENSED PATENT RIGHTS by LICENSEE. LICENSEE agrees to maintain a liability insurance program consistent with sound business practice.

Article 13:
-----------

Paragraph 13.01 is amended to read as follows:

         13.01 The term of this AGREEMENT shall commence on the EFFECTIVE DATE, and unless earlier terminated in a manner provided herein, this AGREEMENT shall continue in full force and effect on a country by country and LICENSED PRODUCT by LICENSED PRODUCT basis until the expiration of the last to expire of all VALID CLAIMS in such countries included in the LICENSED PATENT RIGHTS. Notwithstanding the above, upon expiration, but not termination of this AGREEMENT, and subject to the provisions of Paragraph 13.09, PHS grants to LICENSEE a non-exclusive, fully paid-up, irrevocable license to use or otherwise exploit LICENSED MATERIALS.

Paragraphs 13.03 through 13.06 are amended to read as follows:

         13.03 In the event that LICENSEE becomes insolvent, files a petition in bankruptcy, or determines to file a petition in bankruptcy, LICENSEE shall immediately notify PHS in writing. Furthermore, PHS shall have the right to terminate this AGREEMENT immediately upon PHS's receipt of a written petition for bankruptcy of LICENSEE under this Paragraph.

         13.04 LICENSEE shall have a unilateral right to terminate this AGREEMENT and/or any licenses in any country or territory by giving PHS * written notice to that effect.

         13.05 PHS shall specifically have the right to terminate or modify, at its option, this AGREEMENT, if PHS determines that the
                  LICENSEE: * In making this determination, PHS will take into account the normal course of such commercial development programs conducted with sound and reasonable business practices and judgment and the annual reports submitted by LICENSEE under Paragraph 9.02. Prior to invoking this right, PHS shall give written notice to LICENSEE providing LICENSEE specific notice of, and a * opportunity to respond to, PHS's concerns as to the previous items 1) to 7).

PHS Patent License Agreement-Exclusive CONFIDENTIAL L-180-97/0
Model 980611 Page 34 of 38 Final GenVec, Inc. January 7, 2000

         13.06 When the public health and safety so require, and after written notice to LICENSEE providing LICENSEE with a sixty
                  (60) day opportunity to respond, PHS shall have the right to require LICENSEE to grant sublicenses to responsible applicants, on reasonable terms, in LICENSED FIELD OF USE under the LICENSED PATENT RIGHTS, *

Paragraph 13.09 is amended to read as follows:

         13.09 Within ninety (90) days of expiration or termination of this AGREEMENT under this Article 13, a final report shall be submitted by LICENSEE. Any royalty payments, including those incurred but not yet paid (such as the full minimum annual royalty), and those related to patent expense, due to PHS shall become immediately due and payable upon termination or expiration. If terminated under this Article 13, sublicensees may elect to convert their sublicenses to direct licenses with PHS pursuant to Paragraph 4.03. Unless otherwise specifically provided for under this AGREEMENT, upon termination, but not upon expiration, of this AGREEMENT, LICENSEE shall return all LICENSED PRODUCTS or other materials included within the LICENSED PATENT RIGHTS to PHS or provide PHS with certification of the destruction thereof.

Article 14:
-----------

Paragraphs 14.06 and 14.07 are amended to read as follows:

         14.06 All notices required or permitted by this AGREEMENT shall be given by prepaid, first class, registered or certified mail or by an express/overnight delivery service provided by a commercial carrier, or by facsimile with confirmation copy sent by regular first class, prepaid mail, properly addressed to the other Party at the address designated on the following Signature Page, or to such other address as may be designated in writing by such other Party. PHS notices to LICENSEE shall be addressed: "Attention: President" with copies of such notices sent to "Vice President, Corporate Development", Notices shall be considered timely if such notices are received on or before the established deadline date or sent on or before the deadline date as verifiable by U.S. Postal Service postmark or dated receipt from a commercial carrier. Parties should request a legibly dated U.S. Postal Service postmark or obtain a dated receipt from a commercial carrier or the U.S. Postal Service. Private metered postmarks shall not be acceptable as proof of timely mailing.

         14.07 This AGREEMENT shall not be assigned by LICENSEE except: a) with the prior written consent of PHS, such consent not to be withheld unreasonably; or b) as part of a sale or transfer of substantially the entire business of LICENSEE relating to operations which concern this AGREEMENT. LICENSEE shall notify PHS within ten (10) days of any assignment of this AGREEMENT by LICENSEE.

Paragraphs 14.10 through 14.12 are amended to read as follows:

         14.10 LICENSEE agrees to mark the LICENSED PRODUCTS or their packaging sold in the United States with all applicable U.S. patent numbers and similarly to indicate "Patent Pending" status. ALL LICENSED PRODUCTS manufactured in, shipped to, or sold in other countries shall be marked in such a manner as to preserve PHS and USC patent rights in such countries.

PHS Patent License Agreement-Exclusive CONFIDENTIAL L-180-97/0
Model 980611 Page 35 of 38 Final GenVec, Inc. January 7, 2000

         14.11 By entering into this AGREEMENT, PHS and USC do not directly or indirectly endorse any product or service provided, or to be provided, by LICENSEE whether directly or indirectly related to this AGREEMENT. LICENSEE shall not state or imply that this AGREEMENT is an endorsement by the GOVERNMENT, PHS, USC, any other GOVERNMENT organizational unit, or any GOVERNMENT employee. Additionally, LICENSEE shall not use the names of NIH, CDC, PHS, USC, or DHHS or the GOVERNMENT or their employees in any advertising, promotional, or sales literature without the prior written consent of PHS and USC.

         14.12 The Parties agree to attempt to settle amicably any controversy or claim arising under this AGREEMENT or a breach of this AGREEMENT. LICENSEE agrees first to appeal any such unsettled claims or controversies to the designated PHS official, or designee, whose decision shall be considered the final agency decision. Thereafter, LICENSEE may exercise any administrative or judicial remedies that may be available.

               THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK








PHS Patent License Agreement-Exclusive CONFIDENTIAL L-180-97/0
Model 980611 Page 36 of 38 Final GenVec, Inc. January 7, 2000

                     APPENDIX E--BENCHMARKS AND PERFORMANCE

LICENSEE agrees to the following BENCHMARKS for its performance under this AGREEMENT and, within thirty (30) days of achieving a BENCHMARK, shall notify PHS that the BENCHMARK has been achieved.

It is understood that the following benchmarks are those that currently are believed to represent the appropriate course of action for bringing a product to market. It further is understood that changes in circumstances, including but not limited to, changes in the applicable law, changes in the progress in the development of a product, changes in the market for such ocular products or changes in the type and nature of products pursued by LICENSEE, and/or delays in the commercial or scientific progress of the product or LICENSEE'S business, may necessitate following a different plan for commercialization of a product. In such instances, LICENSEE may request that the schedule of BENCHMARKS be modified and will so notify PHS in writing and submit a new schedule of BENCHMARKS subject to the approval of PHS, such approval not unreasonably being withheld.

*

                     APPENDIX F--COMMERCIAL DEVELOPMENT PLAN

Attached as Exhibit 1 (14 pages total including cover sheet and table of contents), submitted to PHS by Licensee on September 20, 1999.









PHS Patent License Agreement-Exclusive CONFIDENTIAL L-180-97/0
Model 980611 Page 38 of 38 Final GenVec, Inc. January 7, 2000

                                                                    EXHIBIT 1
                                                                    L-180-97/0




                                   GENVEC







                            DEVELOPMENTAL PLAN FOR
                   PIGMENT EPITHELIUM-DERIVED FACTOR (PEDF)
                         FOR AN OPHTHALMIC INDICATION


                             SUBMITTED BY GENVEC
                             SEPTEMBER 20, 1999

                                CONFIDENTIAL

                              TABLE OF CONTENTS



I.      SUMMARY..............................................................1

II.     COMPANY PROFILE......................................................1

III.    AGE-RELATED MACULAR DEGENERATION.....................................3

IV.     PRODUCT DESCRIPTION..................................................4

V.      DEVELOPMENT AND MANUFACTURING PLAN...................................5

VI.     RESEARCH PLAN; ADENOVIRUS VECTOR DESIGN FOR OCULAR GENE THERAPY......8

VII.    CLINICAL PLAN........................................................9

VIII.   TIMELINES...........................................................10

SELECTED REFERENCES.........................................................12

APPENDIX-BENCHMARKS AND PERFORMANCE.........................................13


                                                                   Confidential

I.   SUMMARY

GenVec is an emerging pharmaceutical company and a leader in the field of gene therapy. The Company has a product-driven culture, and has demonstrated the ability to rapidly create, evaluate and advance product candidates that address important medical needs. GenVec also has a significant and expanding technology base, with over 200 patents issued and pending throughout the world. The Company is able to draw upon this technology to create technically feasible products for initial introduction into the medical marketplace, as well as second-generation products to extend its product franchise.

Importantly, GenVec possesses the resources and expertise to create technically feasible gene therapy products utilizing the Pigment Epithelium-Derived Factor (PEDF) technology, and is a strong partner for rapidly advancing product candidates incorporating this PHS technology. These resources and capabilities are described in more detail throughout the Development Plan. In addition, the discovery that PEDF is an antiangiogenic factor heightens our initial interest in this protein because of its complementary nature with respect to our other product programs (see COMPANY PROFILE for further details). Specifically, GenVec is a leader in the development of therapeutic angiogenesis (proangiogenesis) agents such as vascular endothilial growth factor for the treatment of coronary artery and peripheral vascular diseases.

To create this leadership position, GenVec has established expertise and capabilities pertaining to angiogenesis, gene delivery and expression systems for such applications, and state-of-the-art process development and manufacturing-related technologies. This expertise and our capabilities place GenVec in the distinct position of being able to leverage not only proangiogenic approaches in the treatment of diseases, but also antiangiogenic strategies. We have been and are keenly interested in extending our current angiogenic program to include a complementary antiangiogenic arm, and are interested in pursuing the commercial development of PEDF gene therapy product for both ocular and non-ocular indications, such as cancer. The Development Plan submitted herein pertains to the field of ocular gene therapy applications for which GenVec has been granted the right to pursue an exclusive license.

II.  COMPANY PROFILE

GenVec is a pioneer in the development of novel gene-based pharmaceuticals to treat major illnesses such as cardiovascular disease and cancer. The Company is a leader in the field of therapeutic angiogenesis (new blood vessel formation) for the treatment of coronary artery disease (CAD) and peripheral vascular disease (PVD). GenVec's lead investigational product for therapeutic angiogenesis is AdovVEGF121.10 (also referred to as BIOBYPASS-Registered Trademark- angiogen). BIOBYPASS-Registered Trademark- is a trademark of GenVec, Inc. This is a novel, propietary compound that combines GenVec's gene delivery technology and adenoviral manufacturing processes with the patern-protected VEGFI21.10 gene, which GenVec exclusively licensed from Scios, Inc. on a worldwide basis. BIOBYPASS-Registered Trademark- angiogen is being developed presently under the terms of a collaboration with the Parke-Davis pharmaceutical division of Warner-Lambert Company.

                                                                   Confidential

Poor blood flow, or ischemia, is typically the major problem associated with both CAD and PVD. The goal is to induce the formation of new blood vessels in tissues with inadequate blood flow such as in the heart and legs. Preclinical and toxicological testing of BIOBYPASS-Registered Trademark- angiogen was carried out successfully by GenVec in collaboration with its external scientific advisors. BIOBYPASS-Registered Trademark- angiogen received IND approval and multiple Phase I studies have been completed. Phase II studies will be initiated this year.

GenVec's other product development programs include the treatment of vascular damage such as arterial stenosis and restenosis which frequently occur following vascular graft procedures and balloon angioplasty. The Company is pursuing the treatment of cancer through a drug discovery partnership with Fuso Pharmaceutical Industries, Ltd. of Japan, as well as an alliance with Varian Biosynergy to develop products of use in radiation oncology.

Based on our experiences and accomplishments, GenVec has the capabilities necessary to successfully develop Pigment Epithelium-Derived Factor (PEDF) and/or its truncated variants for an ophthalmic application. GenVec has prior experience in the manufacture of clinical grade material as well as experience in preclinical and clinical drug development. As described above, we have clinical experience at Cornell Medical Center and other institutions. GenVec has a clinical research/regulatory infrastructure; this group is capable of taking PEDF through the clinical development phase to registration. And GenVec has experience with the CBER gene therapy group.

GenVec, a privately held corporation, was incorporated in 1992. It holds or has licenses to over 200 issued, allowed or pending patents worldwide, of which 28 are issued or allowed in the United States. The Company is located in Rockville, Maryland, and has approximately 85 employees as of July 1999. The Company will move to a new expanded facility in Gaithersburg, Maryland at the end of 1999.

A. GENVEC'S GOALS

   - To utilize molecular-based treatment strategies to develop innovative products that significantly improve patient care

   - To combine advances in molecular biology and gene transfer to achieve medical and technological breakthroughs

   - To focus on products that have a clear clinical development path and meet patients' needs

B. CORPORATE EXECUTIVES


   HERBERT J. CONRAD                        CHAIRMAN, BOARD OF DIRECTORS
                                            PREVIOUSLY OF HOFFMAN-LAROCHE
   RONALD G. CRYSTAL, M.D.                  CHAIRMAN, SCIENTIFIC ADVISORY BOARD
                                            PRESENTLY OF CORNELL UNIVERSITY MEDICAL COLLEGE
   PAUL H. FISCHER, PH.D.                   PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR
                                            PREVIOUSLY OF ONCOLOGIX, PFIZER
   JEFFREY W. CHURCH                        CHIEF FINANCIAL OFFICER
                                            PREVIOUSLY OF PRICE WATERHOUSE, MERIDIAN

                                       2
                                                                   Confidential

   HENRIK S. RASMUSSEN, M.D., PH.D.         VICE PRESIDENT, CLINICAL RESEARCH AND REGULATORY AFFAIRS
                                            PREVIOUSLY OF BRITISH BIOTECH, PFIZER
   C. RICHTER KING, PH.D.                   VICE PRESIDENT, RESEARCH
                                            PREVIOUSLY OF GEORGETOWN UNIVERSITY, ONCOLOGIX
   IMRE KOVESDI, PH.D.                      CHIEF SCIENTIFIC OFFICER
                                            PREVIOUSLY OF LEDERLE
   THOMAS E. SMART                          VICE PRESIDENT, CORPORATE DEVELOPMENT
                                            PREVIOUSLY OF CELL GENESYS, G.D. SEARLE
   GRANT YONEHIRO                           VICE PRESIDENT, PRODUCT MANAGEMENT
                                            PREVIOUSLY OF CELL GENESYS


C. FACILITIES OVERVIEW

   By the end of 1999, GenVec will have 44,000-sq. ft. of new laboratory and corporate development space in Gaithersburg, Maryland. Research and discovery laboratories, development/manufacturing scale-up facilities, animal facilities and administrative offices will all be housed in a single location. Future expansion space also is available.

III. AGE-RELATED MACULAR DEGENERATION

A. MEDICAL NEED AND MARKET FOR AGE-RELATED MACULAR DEGENERATION

   The National Eye Institute (NEI) has published that age-related macular degeneration (AMD) is now one of the major debilitating diseases of the aging population. Concern has been raised so much so that research in this area is now a high priority for the NEI and that at least $16 million is dedicated to research directly related to AMD. This amount in 1997 represents an increase of 333% since 1989. As of 1997, it was estimated that AMD caused visual impairment in approximately 1.7 million of the 34 million Americans age 65 and older (1). According to the Macular
   Degeneration Foundation,the prevalence for AMD in the U.S. may actually be higher, ranging between 4 to 13 million for individuals greater than 55 years old.

   AMD exists in two forms: the dry form and wet form. The dry form, though more prevalent, is a progressive and slow disease. In contrast, the wet form can very rapidly lead to severe visual impairment and blindness. The wet form, also known as exudative macular degeneration, results from new blood vessel formation as well as blood vessel leakage. Disruption of the blood vessels distorts the central portion of the retina, the macula, which is responsible for sharp, central vision. Eventually, scar tissue may form and lead to further distortion in the macula that eventually can cause severe vision loss. Approximately 10-15% of all AMD is due to that wet form.

   At present, there are no FDA-approved products for the treatment of dry macular degeneration and although there are several methods of treatment for the wet form of AMD, none of these methods are considered satisfactory (see Table 1). The newest technology, a photodynamic method, is considered by many ophthalmologists as providing only palliative care. THUS, THERE IS A GREAT UNMET MEDICAL NEED TO IDENTIFY NEW THERAPIES THAT CAN PROVIDE TREATMENT FOR AMD PARTICULARLY FOR THE AGGRESSIVE FORM, WET MACULAR DEGENERATION.

                                       3
                                                                   Confidential

   The present submission will focus on a gene therapy approach for the treatment of wet macular degeneration.

   Table 1-Estimated Cost per Procedure in the Treatment of Wet Macular Degeneration

   PROCEDURE                             COST/PROCEDURE
   Radiation Therapy                     $1,000/visit X 8 visits = $8,000*
   Laser Surgery                         $3,000*
   Surgery (Retinal translocation)       $45,000*
   Photodynamic Therapy                  $1,200/visit x 6 visits = $7,200+


   *Costs based on estimations provided by the Macular Degeneration Foundation,
    1999
   +Cost estimate as of BioWorld Today, August 17, 1999

B. MEDICAL NEED AND MARKET FOR DIABETIC RETINOPATHY

   Diabetic retinopathy occurs to some extent in approximately 90% of the 8 million diagnosed diabetic patients in the United States. It is one of the major complications of diabetes. Like exudative macular degeneration, blurred vision and blindness in diabetic patients results from leaking blood vessels and abnormal growth of new vessels in the retina. Subsequent vitreous hemorrhaging and retinal detachment can lead to permanent blindness. However, unlike exudative macular degeneration, where no suitable treatments exist, laser treatment is considered an acceptable treatment therapy for diabetic retinopathy. Therefore, the developmental research, and clinical plan as stated for PEDF gene therapy product, though focused primarily on exudative macular degeneration, is very likely to be applicable to diabetic retinopathy (DR) and other ocular diseases in which neovascularization is part of the pathogenesis. Our strategy will be to initiate work on relevant model systems for macular degeneration and based on preliminary results decide whether to expand the developmental program to include diabetic retinopathy. If so, animal testing will be expanded to include models more physiologically relevant to diabetic retinopathy than macular degeneration. The cost to extend the development program to include diabetic retinopathy would be approximately double of that for macular degeneration alone. Similarly, GenVec will investigate additional ocular indications as future data warrant.

IV.  PRODUCT DESCRIPTION

   GenVec intends to develop a gene therapy product that codes for the human antiangiogenic protein, Pigment Epithelium-Derived Factor (PEDF). The lead product will be delivered locally in the eye(s) of individuals with wet macular degeneration.

A. MEDICAL RATIONALE

   GenVec's approach *
                                           4
                                                                   Confidential

   *

                           [Pages 5-10 are redacted]

                                       5
                                                                   Confidential

*
Conclusion: GenVec has identified that ophthalmic diseases, particularly wet macular degeneration and diabetic retinopathy, as areas of high medical need as well as promising commercial opportunities. Utility of Pigment-Epithelium-Derived Factor (PEDF) and its distinctive biological properties could provide potentially a major advancement toward the treatment of blinding eye diseases resulting from aberrant neovascularization. GenVec has identified a Project Team for this program, and has committed considerable time and effort in evaluating this opportunity and are intent on moving this program forward as quickly as possible.

FOR FURTHER QUESTIONS OR CONCERNS PLEASE CONTACT:

Diane Arrington, GenVec
Associate Director of Corporate Development
12111 Parklawn Drive
Rockville, MD 28852
(301)816-3016 x230 or diana_arrington@genvec.com



                                     11
                                                                   Confidential

SELECTED REFERENCES

1.   http://www.nci.nih.gov.news/varmus.html

2. Hanahan D. and Polkman. S. (1996) Patents and emerging mechanisms of the angiogenci switch during tumorigenesis. Cell 86, 353-364.

3. Auerbach, W., and Auerbach, R. (1994) Angiogenesis inhibition: a review. Pharmacol Ther. 63, 265-311.

4. Dawson, D.W.; Volpen, O.V. Gillis, P.E., Crawford, S.E., Xu, H.J. Benedict, W., and Bouck, N.P. (1999) Pigment epithelium-derived factor: A potent inhibitor of angiogenesis. Science 285, 245-248.

5. Becern, S.P. Palmer, I. Kumar, A. Steele, E. Shilbach, J.; Notario, V., and Chader, G.J. (1993) Overexpression of fetal human pigment epithelium-derived factor in Escherichia coli. A functionally active neurotrophic factor. J. Biol. Chern 268:23148-23156.

6. Steele, F.R. Chader, G.J. Johnson, L.V. and Tombran-Tinic, J. (1993) Pigment eipthelium-derived factor: Neurotrophic activity and identification as a member of the serine protease inhibitor gene family. Proc. Neti Acad Sci USA 90: 1526-1530.

7. Kovesdi, I. Brough, D.E. Bruder, J.T. and Wickham, T.J. (1997) Adenoviral vectors for genbe transfer, Curr. Opin. Biotechnol, 8, 583-589.

8. Brough, D.E. Lizonova, A, Han. C., Kulesa, V.A., and Kovesdi, I. (1995) A gene transfer vector-cell line system for complete functional complementation of adenovirus early regions E1 and E4. J.
     Virology, 70, 6497-6501.

9. Brough, D.E. Han, C. Kules, V.A. Lee. G.M. Carolupo, L.J. Lizonova, A. and Kovesdi. I. (1997) Activation of transgene expression by early egion 4 is responsible for a high level of persistent transgene expression from adenovirus vectors in vivo. J. Virology. 71. 9206-9233.

10. Polverini, P.J. Bouck N.P., and Rastinejad F. (1991) Assay and purification of naturally occuring inhibitor of angiogenesis. Methods of Enzymol.
     198: 440-459.

11. Frank, R.N., Das, A, and Weber, M.L. (1989) A model of subretinal neovascularization in the pigmented Curr. Eye Res. 8: 239-247.

                                      12
                                                                   Confidential

                                 CONFIDENTIAL

                            PUBLIC HEALTH SERVICE

               AMENDMENT TO PATENT LICENSE AGREEMENTS EXCLUSIVE

                                  COVER PAGE


For PHS internal use only:


     Patent License Number:

     L-180-97/1
     --------------------------------------------------------------------------

     Serial Number(s) of Licensed Patent(s) and/or Patent Application(s):

     USSN 08/367,841 08/520,373; 07/894,215 and U.S. Patent 5,840,686
     --------------------------------------------------------------------------

     --------------------------------------------------------------------------

     --------------------------------------------------------------------------

     Licensee:

     GenVec, Inc.
     --------------------------------------------------------------------------

     Cooperative Research and Development Agreement (CRADA) Number (if applicable):

     None
     --------------------------------------------------------------------------

     Additional Remarks:

     --------------------------------------------------------------------------

     Public Benefit(s):

     --------------------------------------------------------------------------

This Patent License Agreement, hereinafter referred to as the "Amendment", consists of this Cover Page, an attached Amendment, and a Signature Page. The Parties to this Amendment are:

     1) The National Institutes of Health ("NIH"), the Centers for Disease Control and Prevention ("CDC"), or the Food and Drug
            Administration ("FDA"), hereinafter singly or collectively referred to as "PHS", agencies of the United States Public Health Service within the Department of Health and Human Services ("DHHS"); and

     2) The person, corporation, or institution identified above and/or on the Signature Page, having offices at the address indicated on the Signature Page, hereinafter referred to as "Licensee".

                 AMENDMENT TO PHS PATENT LICENSE-NONEXCLUSIVE

PHS and Licensee agree as follows:

Whereas, PHS and Licensee have previously entered into a certain Patent License - Exclusive, L-180-97/0, (hereinafter, Agreement,), having an Effective Date of January 8, 2000 ("L-180-97") which relates to certain Licensed Materials, Licensed Product(s), and Licensed Process(es) as defined therein (hereinafter, "Licensed Technology").

Whereas, Licensee desires L-180-97, which relates to certain Licensed Technology, to be amended in order to facilitate the ability of Licensee to further exploit the commercial potential of Licensed Technology; and

Whereas, PHS, in consideration of Licensee's willingness to develop new products, and otherwise further commercially exploit the Licensed Technology is willing to amend L-180-97 as set forth herein to provide Licensee with the opportunity to further commercially exploit the Licensed Technology.

Unless otherwise amended herein all definitions included in this Amendment have the same meaning as in L-180-97.

Unless otherwise amended herein all terms and conditions of L-180-97 remain in force, the terms and conditions of this Amendment are explicitly incorporated into L-180-97, and this Amendment, in conjunction with L-180-97, will be constitute the entire Agreement between Licensee and PHS.

The "Effective Date" of this Amendment will be the date of the last signature on the attached Signature Page.

Now therefore, PHS and Licensee, intending to be bound, hereby agree to amend L-180-97 as follows:

1.  ARTICLE 2:

Paragraph 2.19 is amended to read as follows:

     2.19 "Licensed Materials" means (a) the plasmid piFS17, as described in Steele, FR, et al., "Pigment epithelium-derived factor: Neurotrophic activity and identification as a member of the serine protease inhibitor gene family" PNAS, USA 90(4): 1526-1530 (Feb. 15, 1993) which contains the eDNA encoding human Pigment Epithelium Derived Factor; (b) approximately 10mul of polyclonal antisera which contains polyclonal antibodies which specifically recognize Pigment Epithelium Derived Factor (PEDF) and which is described in Wu YQ, et al. Protein Expression Purification 6(4): 447-56 (Aug. 1995); and (c) a small quantity, approximately 10 mug, of purified PEDF protein prepared as described in Stratikos, E, et al. Protein Science 5(12): 2575-82 (Dec. 1996).

2. ARTICLE 6;

Paragraph 6.02 is amended to read as follows:

     6.02 Licensee agrees to pay to PHS a nonrefundable minimum annual royalty as set forth in Appendix C. The minimum annual royalty is due and payable on January 1 of each calendar year and may be credited against any earned royalties due for sales made in that year. The minimum annual royalty due for the first calendar year of this Agreement may be prorated according to the fraction of the calendar year remaining between the Effective Date of this Agreement and the next subsequent January 1. The minimum annual royalty for the first calendar year of this Agreement is due as of the Effective Date of this Agreement, may be credited against any earned royalties due for sales made in the first calendar year and is payable within thirty (30) days of the Effective Date of this Agreement.

New Paragraphs 6.15 through 6.16 are added to read as follows:

     6.15 Licensee agrees to pay PHS, as an additional royalty, a nonrefundable, non-creditable Amendment Execution Royalty as set forth in Appendix C.

     6.16 Licensee agrees to pay PHS, as an additional royalty, a nonrefundable, non-creditable Subsequent Materials Transfer Royalty as set forth in Appendix C.

3. ARTICLE 10;

A new Paragraph 10.05 is added to read as follows:

     10.05 PHS agrees to provide to Licensee a copy of Interinstitutional Agreement (hereinafter, IIA), L-221-94/2, between PHS and USC upon execution of this Amendment. Licensee agrees not to disclose this IIA to any third party, without the prior written approval of PHS, except in conjunction with sublicensing activities carried out under Paragraph 4.01 of this Agreement. Licensee shall use reasonable care to maintain the confidentiality of the IIA, with at least the same degree of care as is exercised in respect of Licensees own proprietary information, and shall disclose the IIA, only to those of Licensees employees who have a need to review the IIA, for the purposes of complying with the terms of this Agreement.

4. APPENDIX C is amended to add the following new sections VIII and IX:

     VIII. AMENDMENT EXECUTION ROYALTY according to Paragraph 6.15:

          (A) For this, the first amendment of L-180-97, the Amendment Execution Royalty is * due as of the Effective Date of the Amendment and payable within thirty (30) day of the Effective Date of the Amendment.

     IX.  SUBSEQUENT MATERIALS TRANSFER ROYALTY pursuant to Paragraph 6.16:

          (A) For this, the first provision of additional Licensed Materials to Licensee related to Licensed Technology, Licensee agrees to pay PHS a Subsequent Materials Transfer Royalty in the total of * with the royalty being apportioned as follows: * to item (b) of Paragraph 2.19 as amended herein and * to item (c) of Paragraph
               2.19 as amended herein. The Subsequent Materials Transfer Royalty is due as of the Effective Date of this Amendment and is payable within thirty (30) days of the Effective Date of this Amendment.
                         SIGNATURES BEGIN ON NEXT PAGE


Amendment to PHS Patent License Agreement-Non-Exclusive CONFIDENTIAL L-180-97/1 Model 980611 Page 3 of 4 FINAL GenVec, Inc. March 2, 2000

           AMENDMENT TO PHS PATENT LICENSEE AGREEMENT--NON-EXCLUSIVE

                                 SIGNATURE PAGE

For PHS:

Jack Spiegel                                       3/9/2000
--------------------------------               ----------------
Jack Spiegel, Ph.D.                            Date
Director, Division of Technology
Development and Transfer
Office of Technology Transfer
National Institutes of Health

Mailing Address for Notices:

Office of Technology Transfer
National Institutes of Health
6011 Executive Boulevard, Suite 325
Rockville, Maryland 20852-3804 U.S.A.

For Licensee (Upon, information and belief, the undersigned expressly certifies of or affirms that the contents of any statements of Licensee made or referred to in this document are truthful and accurate.):

by:

Thomas E. Smart                                        March 2, 2000
---------------------------------------------         ----------------
Signature of Authorized Official                      Date

Thomas E. Smart
---------------------------------------------
Printed Name

Senior Vice President, Corporate Development
---------------------------------------------
Title

Official and Mailing Address for Notices:

GenVec, Inc.
---------------------------------------------

65 West Watkins Mill Road
---------------------------------------------

Gaithersburg, MD 208878
---------------------------------------------

Attention: President
---------------------------------------------
Copies to: Vice President Corporate Development
---------------------------------------------


Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this Amendment and during the course of negotiation of this Amendment are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. Sections 3801-3812 (civil liability) and 18 U.S.C. Section 1001 (criminal liability including fines(s) and/or imprisonment).



Amendment to PHS Patent License Agreement-Non-Exclusive CONFIDENTIAL L-180-97/1 Model 980611 Page 4 of 4 FINAL GenVec, Inc. March 2, 2000